UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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M&T BANK CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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M&T BANK CORPORATION

One M&T Plaza
Buffalo, New York 14203

Notice of 2005 Annual Meeting of Stockholders
and
Proxy Statement

M&T BANK CORPORATION

One M&T Plaza
Buffalo, New York 14203

March 4, 2005

Dear Stockholder,

You are cordially invited to attend the 2005 annual meeting of stockholders of M&T Bank Corporation. Our annual meeting will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 19, 2005 at 11:00 a.m.

Stockholders will be asked to elect 24 directors, consider approving the M&T Bank Corporation 2005 Incentive Compensation Plan and consider ratifying the appointment of PricewaterhouseCoopers LLP as our independent public accountant for the year ending December 31, 2005. Information about the nominees for director, the M&T Bank Corporation 2005 Incentive Compensation Plan and PricewaterhouseCoopers LLP can be found in the attached proxy statement.

Whether or not you presently plan to attend the meeting, please indicate your vote by using the enclosed proxy card or by voting by telephone or the Internet. You may withdraw your proxy if you attend the meeting and wish to vote in person.

I urge you to vote for the election of all 24 nominees, to approve the M&T Bank Corporation 2005 Incentive Compensation Plan and to ratify the appointment of PricewaterhouseCoopers LLP as the independent public accountant of M&T Bank Corporation.

ROBERT G. WILMERS
Chairman of the Board, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

It is important that your shares be represented and voted at the Annual Meeting of Stockholders. Stockholders whose shares are held in registered form have a choice of using a traditional proxy card or voting by telephone or the Internet, as described on your proxy card. Stockholders or other beneficial owners of shares whose shares are held in the name of a broker, bank or other holder of record must vote using the form of proxy sent by the nominee. Check your proxy card or the information forwarded by your broker, bank or other holder of record to see which options are available to you. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on any matter properly brought before the meeting.

DISCONTINUE DUPLICATE MAILINGS

M&T Bank Corporation currently provides annual reports to stockholders who receive proxy statements. If you are a stockholder of record and have more than one account in your name or at the same address as other stockholders of record, you may authorize M&T Bank Corporation to discontinue mailings of multiple annual reports. To discontinue duplicate mailings, please either mail your request to M&T Bank Corporation, Attention: Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send your request to Shareholder Relations via electronic mail at ir@mandtbank.com.

M&T BANK CORPORATION

One M&T Plaza
Buffalo, New York 14203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	11:00 a.m., local time, on Tuesday, April 19, 2005.

PLACE	One M&T Plaza
10th Floor
Buffalo, New York 14203

ITEMS OF BUSINESS	(1) To elect 24 directors for a term of one (1) year and until their successors have been elected and qualified.

(2) To approve the M&T Bank Corporation 2005 Incentive Compensation Plan, as described in the accompanying Proxy Statement.

(3) To ratify the appointment of PricewaterhouseCoopers LLP as the independent public accountant of M&T Bank Corporation for the year ending December 31, 2005.

(4) To transact such other business as may properly come before the meeting and any adjournments thereof.

RECORD DATE	Holders of the Common Stock of record at 5:00 p.m. on February 28, 2005 are entitled to vote at the meeting.

VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by proxy by using one of the following methods: Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose, or vote by telephone or the Internet using the instructions on the enclosed proxy card. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Annual Meeting of Stockholders. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on any matter properly brought before the meeting.

March 4, 2005	MARIE KING Corporate Secretary

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M&T BANK CORPORATION

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of M&T Bank Corporation of proxies in the accompanying form for use at the 2005 Annual Meeting of Stockholders or any adjournment or adjournments thereof.

The Annual Meeting of Stockholders of M&T Bank Corporation will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 19, 2005, at 11:00 a.m., Eastern Daylight Time.

M&T Bank Corporation’s mailing address is One M&T Plaza, Buffalo, New York 14203, and its telephone number is (716) 842-5445.

This Proxy Statement and the accompanying form of proxy are first being sent to stockholders of record on or about March 4, 2005. A copy of M&T Bank Corporation’s Annual Report for 2004, including financial statements, has either previously been delivered or accompanies this Proxy Statement, but is not part of the proxy solicitation materials.

VOTING RIGHTS

Stockholders of record at 5:00 p.m., Eastern Standard Time, on February 28, 2005 are entitled to vote at the Annual Meeting. At that time, M&T Bank Corporation had outstanding 114,352,841 shares of common stock, $0.50 par value per share (“Common Stock”). Each share of Common Stock is entitled to one vote. Shares may not be voted at the meeting unless the owner is present or represented by proxy. A stockholder can be represented through the return of a physical proxy or by utilizing the telephone or Internet voting procedures. The telephone and Internet voting procedures are designed to authenticate stockholders by use of a control number and allow stockholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. A stockholder giving a proxy may revoke it at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to Marie King, Corporate Secretary, at the address set forth above, or by the vote of the stockholder in person at the Annual Meeting.

Proxies will be voted in accordance with the stockholder’s direction, if any. Unless otherwise directed, proxies will be voted in favor of the election as directors of the persons named under the caption “NOMINEES FOR DIRECTOR,” in favor of the approval of the M&T Bank Corporation 2005 Incentive Compensation Plan (the “2005 Incentive Compensation Plan”), and in favor of ratifying the appointment of PricewaterhouseCoopers LLP as the independent public accountant of M&T Bank Corporation for the year ending December 31, 2005.

The presence in person or by proxy of the holders of a majority of the outstanding Common Stock will constitute a quorum for the transaction of business at the meeting. Broker non-votes will be counted as being present or represented at the meeting for purposes of establishing a quorum.

The vote of a plurality of the shares of Common Stock present or represented at the meeting is required for the election of directors, assuming a quorum is present or represented at the meeting.

The vote of a majority of the votes cast at the meeting is required to approve the 2005 Incentive Compensation Plan and to ratify the appointment of PricewaterhouseCoopers LLP as the independent public accountant of M&T Bank Corporation for the year ending December 31, 2005, assuming a quorum is present or represented at the meeting. An abstention with respect to the approval of the 2005 Incentive Compensation Plan and the ratification of PricewaterhouseCoopers LLP as the independent public accountant for M&T Bank Corporation will not constitute a vote cast and therefore will not affect the outcome of the vote on the approval of the 2005 Incentive Compensation Plan and the ratification of Pricewaterhouse-Coopers LLP as the independent public accountant for M&T Bank Corporation.

Broker non-votes will not constitute votes cast for purposes of determining, and therefore will have no effect on, the outcome of the vote for the election of directors, the approval of the 2005 Incentive Compensation Plan or the ratification of PricewaterhouseCoopers LLP as the independent public accountant for M&T Bank Corporation.

PRINCIPAL BENEFICIAL OWNERS OF SHARES

The following table sets forth certain information with respect to all persons or groups known by M&T Bank Corporation to be the beneficial owners of more than 5% of its outstanding Common Stock as of February 28, 2005.

		Amount
		and Nature
		of Beneficial		Percent
Name and address of beneficial owner		Ownership		of class
Allied Irish Banks, p.l.c.	Bankcentre, Ballsbridge	26,700,000	(1)	23.35%
	Dublin 4, Ireland

Robert G. Wilmers and others:

R.I. REM Investments S.A.	Eskildsen & Eskildsen	4,513,200		3.95%
	Calle 50
	102 Edifico Universal Planta Baja
	Panama

Interlaken Foundation	2214 Massachusetts Ave., N.W.	47,000		less than 1%
	Washington, D.C. 20008

St. Simon Charitable	2214 Massachusetts Ave., N.W.	134,507		less than 1%
Foundation	Washington, D.C. 20008

Roche Foundation	One M&T Plaza, 19th floor	99,333		less than 1%
	Buffalo, NY 14203

West Ferry Foundation	One M&T Plaza, 19th floor	187,630		less than 1%
	Buffalo, NY 14203

Elisabeth Roche Wilmers	One M&T Plaza, 19th floor	502,610		less than 1%
	Buffalo, NY 14203

		Amount
		and Nature
		of Beneficial		Percent
Name and address of beneficial owner		Ownership		of class
Robert G. Wilmers and others (continued):

Robert G. Wilmers	One M&T Plaza, 19th floor	5,320,173		4.63%
	Buffalo, NY 14203

Group Total		10,335,983	(2)	8.99%

Berkshire Hathaway Inc.	1440 Kiewit Plaza	6,708,760	(3)	5.87%
	Omaha, NE 68131

(1) Allied Irish Banks, p.l.c. (“AIB”) has filed with the U.S. Securities and Exchange Commission (“SEC”) a Schedule 13D reporting that it is the beneficial owner of in excess of 5% of the outstanding shares of Common Stock and that it has sole voting and dispositive power with respect to the indicated shares.

(2) The members of this group have jointly filed with the SEC a Schedule 13D, as amended, indicating that they constitute a “group” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Each member of the group has indicated in such amended Schedule 13D or otherwise advised M&T Bank Corporation that such member has sole voting and dispositive power with respect to the shares indicated opposite such member’s name in the table.

Robert G. Wilmers, chairman of the board, president and chief executive officer of M&T Bank Corporation, is the trustee of the West Ferry Foundation, a charitable trust formed by him, and, as trustee, he holds sole voting and dispositive power over the shares which it owns. Mr. Wilmers is also the sole director and president of the Roche Foundation, and he holds sole voting and dispositive power over the shares owned by it. He is a director and president of the Interlaken Foundation and the St. Simon Charitable Foundation, and he holds voting and dispositive power over the shares owned by each of them. As to Mr. Wilmers, the shares indicated in the table include the shares owned by the Interlaken Foundation, the West Ferry Foundation, the Roche Foundation, and the St. Simon Charitable Foundation, 400,000 shares owned by a limited liability company of which he is the sole member, and 634,000 shares subject to options granted under the M&T Bank Corporation 1983 Stock Option Plan (the “1983 Stock Option Plan”) and the M&T Bank Corporation 2001 Stock Option Plan (the “2001 Stock Option Plan”) which are currently exercisable or are exercisable within 60 days after February 28, 2005 and which were deemed to be outstanding for purposes of calculating the percentage of outstanding shares beneficially owned by Mr. Wilmers and the group. See also the footnotes applicable to Mr. Wilmers in the table set forth under the caption “STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS.”

(3) Warren E. Buffett, Berkshire Hathaway Inc., National Indemnity Company, OBH, Inc., National Fire and Marine Insurance Company, GEICO Corporation and Government Employees Insurance Company have jointly filed with the SEC a Schedule 13G, as amended, reporting that they are the beneficial owners of in excess of 5% of the outstanding shares of Common Stock and that they have shared voting and dispositive power with respect to the indicated shares.

M&T Bank Corporation is the sponsor of various employee benefit plans that hold an aggregate amount of 2,952,219 shares of Common Stock as of February 28, 2005, of which its principal banking subsidiary, Manufacturers and Traders Trust Company (“M&T Bank”), has sole voting authority over 327,923 of such shares. The remaining 2,624,296 shares of Common Stock are voted by the trustee of the applicable employee benefit plan pursuant to the instructions of the participants in accordance with the terms of such plan. Certain of the directors and executive officers of M&T Bank Corporation hold indirect beneficial interests in the holdings of these employee benefit plans. See also footnote (5) in the table set forth under the caption “STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS.”

ELECTION OF DIRECTORS

Shares represented by properly executed proxies will be voted, unless such authority is withheld, for the election as directors of M&T Bank Corporation of the following 24 persons recommended by the Board of Directors, to hold office until the 2006 Annual Meeting of Stockholders and until their successors have been elected and qualified. Each of the nominees listed below was elected at the 2004 Annual Meeting of Stockholders.

If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election (which events are not expected), it is intended that the shares represented by the proxies will be voted for such other person, if any, as the Nomination, Compensation and Governance Committee shall designate. In the event that Messrs. Buckley, Hathaway, Kennedy or Sheehy are unable to serve as directors for any reason, AIB has the right to designate replacements and the shares represented by the proxies will be voted for such designee or designees.

The principal occupation of each of the nominees for the last five years is listed below. The information with respect to the nominees is as of February 28, 2005, and includes each nominee’s affiliations with M&T Bank Corporation’s subsidiary banks, M&T Bank and M&T Bank, National Association (“M&T Bank, N.A.”), and with M&T Bank’s principal operating subsidiaries.

NOMINEES FOR DIRECTOR

WILLIAM F. ALLYN is 69, is a member of the Audit Committee and has been a director since 1998.

Mr. Allyn is past president and chief executive officer of Welch Allyn, Inc., a manufacturer of medical instruments located in the Syracuse, New York area. He is a director of M&T Bank and a member of its Examining Committee. Mr. Allyn is a trustee of Syracuse University and an overseer of the Thayer School of Engineering at Dartmouth College. He is a board member and chairman of Hand Held Products, Inc., a board member and past chairman of the Business Council of New York, and is past chairman of the Manufacturers Association of Central New York.

BRENT D. BAIRD is 66, is a member of the Executive and the Nomination, Compensation and Governance Committees and has been a director since 1983.

Mr. Baird is a private investor. He is a director of M&T Bank and a member of its Executive and Trust and Investment Committees. Mr. Baird is a director of M&T Financial Corporation and a member of M&T Bank’s Directors Advisory Council-New York City Division. He is president of First Carolina Investors, Inc., a non-diversified investment company. Mr. Baird is also a director of Merchants Group, Inc., Todd Shipyards Corporation, and Allied Healthcare Products, Inc.

ROBERT J. BENNETT is 63, is a member of the Executive Committee and has been a director since 1998.

Mr. Bennett is a director of M&T Bank and a member of its Executive and Trust and Investment Committees. He is a member of M&T Bank’s Directors Advisory Council-Syracuse Division. Mr. Bennett served as chairman of the board of M&T Bank Corporation from April 1, 1998 until his retirement on July 18, 2000. He was chairman of the board, president and chief executive officer of ONBANCorp, Inc. and its main bank subsidiary from May 1989 until M&T Bank Corporation’s acquisition of ONBANCorp, Inc. on April 1, 1998. Mr. Bennett is a private investor, a principal of Wooded Valley Estates, LLC, and is a director of Farmers and Traders Life Insurance Company, Welch Allyn, Inc., and Hand Held Products, Inc.

C. ANGELA BONTEMPO is 64, is a member and the chair of the Audit Committee and has been a director since 1991.

Ms. Bontempo is the president, chief executive officer and a director of Saint Vincent Health System, located in Erie, Pennsylvania. From 1998 to June 2001, she was president and chief executive officer of Bryant & Stratton College, a system of colleges headquartered in Buffalo, New York. From 1994 through 1998, Ms. Bontempo served as senior vice president and executive director of the Roswell Park Cancer Institute. She is a director of M&T Bank and a member and the chair of its Examining Committee. Ms. Bontempo is also a member of the advisory board of Ciminelli Development Company, Inc., and is a director of Bryant & Stratton College, the Pennsylvania Catholic Health Association, the Vantage Holding Group, LLC, and a board member of Healthcare Association of Pennsylvania.

ROBERT T. BRADY is 64, is a member of the Nomination, Compensation and Governance Committee and has been a director since 1994.

Mr. Brady is chairman of the board of directors and chief executive officer of Moog Inc., a worldwide manufacturer of control systems and components for aircraft, satellites and automated machinery. He is a director of M&T Bank. Mr. Brady is a director of Seneca Foods Corporation, National Fuel Gas Company and Astronics Corporation. He is also a director of the Buffalo Niagara Partnership and serves as a trustee of the University at Buffalo Foundation, Inc.

EMERSON L. BRUMBACK is 53 and has been a director since 2003. He is an executive vice president of M&T Bank Corporation.

Mr. Brumback is president, chief operating officer and a director of M&T Bank, and executive vice president and a director of M&T Bank, N.A. He also is a director and officer of a number of principal subsidiaries of M&T Bank. Mr. Brumback serves as a director of the Federal Reserve Bank of New York, Buffalo Branch. He also serves as chairman of the Consumer Bankers Association and on the boards of the Northern Kentucky University Foundation, the Darwin Martin House Restoration and the Great Lakes Higher Education Corporation.

MICHAEL D. BUCKLEY is 60, is a member of the Executive and Nomination, Compensation and Governance Committees and has been a director since 2003.

Mr. Buckley is the group chief executive of Allied Irish Banks, p.l.c. and has been a director since 1995. He is a director of M&T Bank and a member of its Executive and Trust and Investment Committees. Mr. Buckley was a former managing director of the AIB Poland Division and of the AIB Capital Markets Division.

PATRICK J. CALLAN is 69 and has been a director since 1988.

Mr. Callan is a real estate consultant. He retired on January 1, 2001 as a principal of The RREEF Funds, pension fund real estate investment advisors and managers, and as a senior partner of RREEF America Partners. He is a member of M&T Bank’s Directors Advisory Council-New York City Division and a member of its Mortgage Investment Committee. Mr. Callan is a trustee of BRT Realty Trust and a member of The Real Estate Board of New York, Inc.

R. CARLOS CARBALLADA is 69 and has been a director since 1999.

Mr. Carballada is a director of M&T Bank, a member and the chairman of M&T Bank’s Directors Advisory Council-Rochester Division, and serves as chairman of the M&T Rochester Fund Committee of The M&T Charitable Foundation. He was elected a director of M&T Bank Corporation and M&T Bank upon M&T Bank Corporation’s acquisition of FNB Rochester Corp. on June 1, 1999. From 1992 through May 31, 1999, Mr. Carballada served as president and chief executive officer of FNB Rochester Corp. and its bank subsidiary, First National Bank of Rochester. He is a director of Rochester Midland Corporation. Mr. Carballada is the chancellor emeritus of the New York State Board of Regents. He is also a director and chairman of the AAA of Western and Central New York and the Rochester Health Commission.

T. JEFFERSON CUNNINGHAM III is 62 and has been a director since 2001.

Mr. Cunningham is a director of M&T Bank and a member and the chairman of M&T Bank’s Directors Advisory Council-Hudson Valley Division. He assumed his positions with M&T Bank Corporation and M&T Bank upon M&T Bank Corporation’s acquisition of Premier National Bancorp, Inc. (“Premier”) on February 9, 2001. From 1994 through February 9, 2001, Mr. Cunningham served as chairman of the board and chief executive officer of Premier and its bank subsidiary, Premier National Bank, and of Premier’s predecessor, Hudson Chartered Bancorp, Inc. Mr. Cunningham is chairman and chief executive officer of Magnolia Capital Management, Ltd., a trustee of Boscobel Restoration, Inc., a trustee of Open Space Institute, a director of Hudson Highlands Land Trust, an advisory director of the Hudson River Valley Greenway Communities Council, and chairman of the management council of the Hudson Valley Economic Development Corp.

RICHARD E. GARMAN is 74, is a member of the Executive Committee and has been a director since 1987.

Mr. Garman is president of R&P Oak Hill, LLC, a real estate company, president of Newbery Alaska, Inc., an electrical contractor, and managing partner of R.E.G. LLC, a private investment company. Prior to July 19, 2000, he was president and chief executive officer of A.B.C. Paving Co., Inc. and Buffalo Crushed Stone, Inc. Mr. Garman is a director of M&T Bank and a member of its Executive and Trust and Investment Committees. He is also a director of the Buffalo Niagara Partnership and the Greater Frontier Council of the Boy Scouts of America.

DEREK C. HATHAWAY is 60, is a member of the Audit Committee and has been a director since 2003.

Mr. Hathaway is a director of M&T Bank and a member of its Examining Committee. He is the chairman of the board, president and chief executive officer of Harsco Corporation, a diversified international company providing high-value industrial services and engineered products to major global industries, including steel, construction, access services, gas and fluid control products, and railway transportation. Mr. Hathaway is a board member of the Supreme Court of Pennsylvania Lawyers Fund for Client Security. He is a trustee for The American Air Museum in Britain, Imperial War Museum Duxford, Cambridge, U.K. Mr. Hathaway is a past president of The Pennsylvania Society, a board member of Pinnacle Health Systems, a director of the National Association of Manufacturers, and a National Council Member of The Gettysburg National Battlefield Museum Foundation.

DANIEL R. HAWBAKER is 65 and has been a director since 2000.

Mr. Hawbaker is the president and chief executive officer of Glenn O. Hawbaker, Inc., a heavy construction services and products company located in State College, Pennsylvania. He is a director of M&T Bank. Mr. Hawbaker had served as a director of Keystone Financial Bank, N.A. and its predecessor from 1989 through M&T Bank Corporation’s acquisition of Keystone Financial Inc. (“Keystone”) on October 6, 2000.

PATRICK W.E. HODGSON is 64, is a member of the Audit Committee and has been a director since 1987.

Mr. Hodgson is president of Cinnamon Investments Limited, a private investment company with real estate and securities holdings. He is a director and chairman of the board of Todd Shipyards Corporation. Mr. Hodgson is a director and a member of the Examining Committee of M&T Bank. He is a director of First Carolina Investors, Inc.

GARY KENNEDY is 47 and has been a director since 2003.

Mr. Kennedy is the group director of finance and enterprise technology and has been a director of Allied Irish Banks, p.l.c. since 1997. He is a director of M&T Bank. Mr. Kennedy is a member of the board of the Irish Industrial Development Agency and a director of the National University of Ireland, Galway Development Board.

RICHARD G. KING is 60 and has been a director since 2000.

Mr. King is president, chief operating officer and a director of Utz Quality Foods, Inc., a manufacturer and distributor of salted snack foods located in Hanover, Pennsylvania. He is a director of M&T Bank. Mr. King had served as a director of Keystone from 1997 and as director of Keystone Financial Bank, N.A. from 1999 through M&T Bank Corporation’s acquisition of Keystone. He is also a director of Hanover Lantern, Inc.

REGINALD B. NEWMAN, II is 67 and has been a director since 1998.

Mr. Newman is chairman of the board of NOCO Energy Corp., a distributor of petroleum products based in Buffalo, New York. He is a director of M&T Bank. Mr. Newman is a director of Rand Capital Corp., Dunn Tire Corp. and Nova American Group, Inc. He also serves as a trustee and chairman of the University at Buffalo Foundation, Inc.

JORGE G. PEREIRA is 71 and has been a director since 1982. He is the vice chairman of the board of M&T Bank Corporation and is a member and the chairman of its Nomination, Compensation and Governance Committee.

Mr. Pereira is a private investor. He is a vice chairman of the board and a director of M&T Bank. Mr. Pereira also serves as the “lead outside director” of the board of M&T Bank Corporation and has been designated as the presiding director of the non-management directors of M&T Bank Corporation when they meet in executive sessions without management.

MICHAEL P. PINTO is 49 and has been a director since 2003. He is an executive vice president and the chief financial officer of M&T Bank Corporation.

Mr. Pinto is a vice chairman, chief financial officer and a director of M&T Bank, and executive vice president, chief financial officer and a director of M&T Bank, N.A. He is also a director and officer of a number of principal subsidiaries of M&T Bank. Mr. Pinto joined M&T Bank in 1985 as an executive associate. He is a member of the board of trustees of Daemen College and Canisius High School. Mr. Pinto also serves on Canisius College’s Business Advisory Council and the Council on Accountancy.

ROBERT E. SADLER, JR. is 59 and has been a director since 1999. He is an executive vice president of M&T Bank Corporation.

Mr. Sadler is the chairman of the board of M&T Bank and president, chief executive officer and a director of M&T Bank, N.A. He is also a director and officer of a number of principal subsidiaries of M&T Bank. Mr. Sadler serves as a director of Delaware North Companies, Incorporated, Gibraltar Industries, Inc. and Security Mutual Life Insurance Company of New

York, and is a member of the board of managers of the Buffalo Society of Natural Sciences.

EUGENE J. SHEEHY is 50 and has been a director since 2003.

Mr. Sheehy is a director of M&T Bank and the chairman and chief executive officer of M&T Bank’s Mid-Atlantic Division. Prior to April 1, 2003, the date of the acquisition of Allfirst Financial Inc. (“Allfirst”) by M&T Bank Corporation, he served as chief executive officer of AIB’s USA Division from March 14, 2002 and chairman of the board of Allfirst from April 30, 2002. Mr. Sheehy also served as president and chief executive officer of Allfirst Bank from July 31, 2002 through the date of the Allfirst acquisition. Prior to March 14, 2002, Mr. Sheehy was the managing director of AIB Bank Republic of Ireland.

STEPHEN G. SHEETZ is 57 and has been a director since 2000.

Mr. Sheetz is chairman of Sheetz, Inc., the owner of a chain of convenience stores operating in six Mid-Atlantic and northeastern states. He is a director of M&T Bank and a member of its Community Reinvestment Act Committee. Mr. Sheetz had served as a director of Keystone Financial Bank, N.A. from 1999 through M&T Bank Corporation’s acquisition of Keystone.

HERBERT L. WASHINGTON is 54 and has been a director since 1996.

Mr. Washington is president of H.L.W. Fast Track, Inc., the owner and operator of twenty-one McDonald’s Restaurants located in Ohio and Pennsylvania. He is also the owner of Syracuse Minority Television, Inc. Mr. Washington is a director of M&T Bank and a member of its Community Reinvestment Act Committee. He is a member of the board of directors of the Youngstown Chamber of Commerce.

ROBERT G. WILMERS is 70 and has been a director since 1982. He is the chairman of the board, president and chief executive officer of M&T Bank Corporation, and is the chairman of its Executive Committee.

Mr. Wilmers is the chief executive officer and a director of M&T Bank, chairman of its Executive Committee and a member of its Trust and Investment Committee, and chairman of the board and a director of M&T Bank, N.A. He is a director of Allied Irish Banks, p.l.c. Mr. Wilmers is also a director of the Buffalo Niagara Partnership, The Business Council of New York State, the Andy Warhol Foundation and the Lincoln Center Theatre, and a member of the Harvard University John F. Kennedy School of Government Visiting Committee.

The Board of Directors recommends a vote FOR the election of all 24 nominees.

The voting requirements with respect to the election of directors are specified under the caption “VOTING RIGHTS.”

PROPOSAL TO APPROVE THE M&T BANK CORPORATION 2005 INCENTIVE COMPENSATION PLAN

On February 15, 2005, the Board of Directors unanimously approved the 2005 Incentive Compensation Plan, subject to the stockholder approval solicited hereby, and authorized its submission to stockholders for approval at the 2005 Annual Meeting of Stockholders.

Stockholder approval also satisfies certain requirements of the New York Stock Exchange, and the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) relating to incentive stock options. A copy of the 2005 Incentive Compensation Plan is attached to this Proxy Statement as APPENDIX A.

Reasons for the 2005 Incentive Compensation Plan. The Board of Directors and management believe that the ability to make awards under the 1983 Stock Option Plan and the 2001 Stock Option Plan has enhanced M&T Bank Corporation’s ability to attract and retain qualified employees. They further believe that it is in the best interests of M&T Bank Corporation and its stockholders to recognize the contributions of its employees in the success of M&T Bank Corporation by providing an incentive to the continued service of such employees. As a part of M&T Bank Corporation’s compensation policy, the base salaries of its executive officers are targeted at or below the median of a comparative group of banks, as described below under “COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS — Nomination, Compensation and Governance Committee Report on Executive Compensation.” Accordingly, stock options are an important component of an executive officer’s total compensation.

In light of the success of the 1983 Stock Option Plan and the 2001 Stock Option Plan to date and in order to ensure that the Board of Directors retains the ability to continue to attract and retain key employees, the Board of Directors believes it is in the best interests of M&T Bank Corporation that additional shares of Common Stock be made available for option grants and to additionally provide for awards of restricted stock and performance shares. The Board of Directors believes that the additional flexibility to award restricted stock and performance shares will allow M&T Bank Corporation to remain competitive with other major corporations in attracting and retaining qualified employees, while continuing to provide long-term incentive opportunities to motivate and more closely align the interests of those employees with the stockholders. Accordingly, the Board of Directors has adopted the 2005 Incentive Compensation Plan.

The 2005 Incentive Compensation Plan is intended to replace the 2001 Stock Option Plan. The shares of Common Stock to be made available for award under the 2005 Incentive Compensation Plan will be in addition to the shares remaining available for grant under the 2001 Stock Option Plan. Upon stockholder approval of the 2005 Incentive Compensation Plan, the 2001 Stock Option Plan will terminate and no further grants will be made, but the shares remaining available for grant will become available for award under the 2005 Incentive Compensation Plan.

Description of the 2005 Incentive Compensation Plan. The following summary is a brief description of the significant provisions of the 2005 Incentive Compensation Plan and does not purport to be a complete statement of the terms and conditions of the 2005 Incentive Compensation Plan, a copy of which is attached to this Proxy Statement as APPENDIX A. Each stockholder is urged to review the 2005 Incentive Compensation Plan in its entirety.

Shares Available for Issuance. The 2005 Incentive Compensation Plan provides that the total number of shares of Common Stock which may be issued pursuant to the award of options, restricted stock and performance shares may not exceed 6,000,000, plus any shares that have already been authorized and previously approved by the stockholders and are available for issuance under the 2001 Stock Option Plan as of the date the 2005 Incentive Compensation Plan is approved by the stockholders, plus any shares underlying awards made under the 2001 Stock Option Plan which are subsequently forfeited or otherwise become available for issuance under the terms of the 2001 Stock Option Plan. As of February 28, 2005, a total of 2,646,499 shares of Common Stock remained available for grant under the 2001 Stock Option Plan. Therefore, based on this information, if the 2005 Incentive Compensation Plan is approved, a total of approximately 8,646,499 shares will be available for award under the 2005 Incentive Compensation Plan, representing approximately 7.56% of the outstanding shares of Common Stock as of February 28, 2005. In addition, as of February 28, 2005, a total of 7,073,526 previously granted options are outstanding and unexercised under the 2001 Stock Option Plan.

To the extent that shares of Common Stock subject to an outstanding award under the 2005 Incentive Compensation Plan or the 2001 Stock Option Plan are not issued by reason of forfeiture, termination, surrender, cancellation, or expiration while unexercised of such an award, by reason of the tendering or withholding of shares to pay all or a portion of the exercise price or to satisfy all or a portion of the tax withholding obligations relating to the award, by reason of being settled in cash in lieu of shares or settled in a manner that some or all of the shares covered by the award are not issued to the participant, then such shares shall immediately again be available for issuance under the 2005 Incentive Compensation Plan. The Nomination, Compensation and Governance Committee may from time to time adopt and observe such procedures concerning the counting of shares against the maximum available for issuance under the 2005 Incentive Compensation Plan as it may deem appropriate.

Shares of Common Stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by M&T Bank Corporation or any of its subsidiaries shall not reduce the number of shares available to be issued under the 2005 Incentive Compensation Plan.

Of the shares of Common Stock authorized for issuance under the 2005 Incentive Compensation Plan, up to 25% may be issued with respect to awards which are not options, and up to 3,000,000 may be issued pursuant to options which are incentive stock options under the Code. In addition, as required by Code Section 162(m), the Plan includes a limit of 200,000 shares of Common Stock as the maximum number of shares that may be subject to awards made to any one individual in any one calendar year.

M&T Bank Corporation intends to issue new shares, use treasury shares, or acquire, as necessary, Common Stock in the open market to fulfill its obligations under the 2005 Incentive Compensation Plan upon the exercise of options or the award of restricted stock and performance shares. In the event there is a change in the capital structure of M&T Bank Corporation as a result of any stock dividend or split, recapitalization, merger, consolidation or spin-off or other corporate change affecting the Common Stock, the number of shares of Common Stock authorized for issuance, available for issuance or covered by any outstanding award and the price per share of any such award, and the various limitations described above, will be proportionately adjusted. Fractional shares will not be issued under the 2005 Incentive Compensation Plan.

Administration. The 2005 Incentive Compensation Plan will be administered by the Nomination, Compensation and Governance Committee of the Board of Directors. The Nomination, Compensation and Governance Committee is composed of three or more directors who are “independent” under applicable

New York Stock Exchange listing rules and will, to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act or Section 162(m) of the Code, qualify as “non-employee directors” and “outside directors,” respectively. The present members of the Nomination, Compensation and Governance Committee, are Messrs. Pereira (Chairman), Baird, Brady and Buckley.

Subject to the provisions of the 2005 Incentive Compensation Plan, the Nomination, Compensation and Governance Committee has broad discretion and authority to, among other things, select the officers and employees to whom awards may be granted, to determine the terms, conditions, form and amount of the awards, to establish, where deemed applicable, performance goals with respect to awards and to measure and certify the achievement thereof, and to establish guidelines and procedures relating to awards. The Nomination, Compensation and Governance Committee will have full power to administer and interpret the 2005 Incentive Compensation Plan and to adopt or establish, and to modify or waive, such rules and procedures which it may deem necessary and appropriate for the proper administration and operation thereof.

The Nomination, Compensation and Governance Committee may delegate its authority under the 2005 Incentive Compensation Plan to the Chief Executive Officer, to other officers, or to the M&T Bank Employee Benefits Plan Committee (or any similar or successor committee), including but not limited to the right to grant awards in connection with the hiring of employees in an amount representing not more than 2,000 shares of Common Stock for any individual employee, provided that such delegation will not extend to action with respect to awards made to “covered employees,” as defined in Code Section 162(m), or to “officers” for purposes of Rule 16b-3 under the Exchange Act, or to correct errors, omissions or inconsistencies in the 2005 Incentive Compensation Plan.

Term, Amendment and Termination. If approved by the stockholders, the 2005 Incentive Compensation Plan will become effective as of the date of such approval and will remain in effect until all shares subject to it have been issued according to the provisions thereof, provided, however, that no awards may be granted on or after the tenth anniversary of such date. M&T Bank Corporation’s Board of Directors may terminate the 2005 Incentive Compensation Plan at any time and may amend it in any respect without stockholder approval, unless such approval is required by applicable law or regulations or the requirements of the New York Stock Exchange or other exchange or quotation system on which the Common Stock is listed or quoted.

Eligibility. Awards may be granted under the 2005 Incentive Compensation Plan only to officers and other employees of M&T Bank Corporation and its subsidiaries and to certain former trustees of The East New York Savings Bank (“East New York”), a subsidiary of M&T Bank Corporation that was merged with and into M&T Bank on May 24, 1997. Other directors who are not officers or employees, including members of the Nomination, Compensation and Governance Committee, are not eligible to receive awards. As of February 28, 2005 there were approximately 13,228 employees of M&T Bank Corporation and its subsidiaries and 4 former trustees of East New York potentially eligible to receive awards under the 2005 Incentive Compensation Plan. The selection of participants and the nature and size of awards is subject to the discretion of the Nomination, Compensation and Governance Committee.

Types of Awards. A participant in the 2005 Incentive Compensation Plan is permitted to receive multiple grants of awards. The terms and provisions of a type of award with respect to any participant need not be the same with respect to any other participant of such award. Following is a brief description of the types of awards that may be granted under the 2005 Incentive Compensation Plan.

Stock Options. Stock options may be nonqualified stock options or incentive stock options that comply with Code Section 422 that permit recipients to purchase shares of Common Stock from M&T Bank Corporation at an exercise price of not less than 100% of the fair market value of a share of Common Stock on the date of grant. Each stock option generally becomes exercisable in installments during the term of the option. The 2005 Incentive Compensation Plan limits the term of any stock option to 10 years and prohibits the Nomination, Compensation and Governance Committee from repricing options. The 2005 Incentive Compensation Plan does not permit the granting of stock appreciation rights, either in tandem with options or as stand-alone grants.

The 2005 Incentive Compensation Plan permits payment of the exercise price otherwise than in cash, including by actual or constructive delivery of shares of Common Stock, valued at fair market value on the date of exercise, or by a combination of both cash and Common Stock, provided such shares of Common Stock have been held by the optionee for at least six months prior to the date of exercise.

Restricted Stock. An award of restricted stock is an award of shares of Common Stock that may not be sold or otherwise disposed of during a period of restriction determined by the Nomination, Compensation and Governance Committee. The Nomination, Compensation and Governance Committee will either legend certificates representing restricted stock or record stop transfer orders with respect to uncertificated or book-entry shares during the period of restriction to give appropriate notice of such restriction. During the period of restriction, restricted stock may be voted by the recipient, and except as otherwise provided by the Nomination, Compensation and Governance Committee, the recipient will be entitled to receive dividends payable on the restricted stock.

Performance Shares. Performance shares are awards of a fixed or variable number of shares of Common Stock that are earned by achievement of performance goals established by the Nomination, Compensation and Governance Committee. If the applicable performance criteria are met, the performance shares are earned and become unrestricted. The Nomination, Compensation and Governance Committee may provide that a certain percentage of the number of performance shares originally awarded may be earned based upon the attainment of the performance goals. During the applicable performance period for an award, the shares may be voted by the recipient and the recipient may be entitled to receive dividends on those shares, at the discretion of the Nomination, Compensation and Governance Committee.

Annual Incentive Awards. Participants in the 2005 Incentive Compensation Plan may receive annual incentive awards. If the 2005 Incentive Compensation Plan is approved by the stockholders, the Nomination, Compensation and Governance Committee may make annual incentive awards under the 2005 Incentive Compensation Plan in lieu of awards under the M&T Bank Corporation Annual Executive Incentive Plan. Under an annual incentive award, the participant may receive a cash payment based on the achievement of performance goals established by the Nomination, Compensation and Governance Committee. The 2005 Incentive Compensation Plan provides an annual limit of $2,000,000 that a single participant may earn under an annual incentive award for any calendar year in accordance with Section 162(m) of the Code.

Performance Goals. Section 162(m) of the Code disallows federal income tax deductions for certain compensation in excess of $1,000,000 per year paid to the chief executive officer and the other four most highly compensated executive officers of M&T Bank Corporation (the “Named Executive Officers”). Compensation that constitutes “qualified performance-based compensation” under Section 162(m) of the Code is not subject to the $1,000,000 deduction limit. In addition to the annual limitations on awards described above, another condition necessary to qualify certain incentive awards (other than stock options, which are deemed to be “qualified performance-based compensation”) as “qualified performance-based compensation” is that the material criteria relating to the performance goals under which the award is made must be disclosed to, and approved by, the stockholders of M&T Bank Corporation before the incentive compensation is paid.

For those types of awards under the 2005 Incentive Compensation Plan intended to meet the definition of “qualified performance-based compensation” the Nomination, Compensation and Governance Committee will establish performance goals with respect to an award based upon one or more of the following performance criteria: earnings, earnings growth, earnings per share, stock price (including growth measures and total stockholder return), improvement of financial ratings, internal rate of return, market share, cash flow, operating income, operating margin, net profit after tax, EBIT, EBITA, EBITDA, OBIT, OBITDA, gross profit, operating profit, cash generation, revenues, asset quality, return on equity, return on assets, return on operating assets, cost saving levels, operating income, marketing-spending efficiency, core non-interest income, change in working capital, return on capital, or stockholder return. These performance goals may be measured for achievement or satisfaction during the performance period established by the Nomination, Compensation and Governance Committee and may be in absolute terms or measured against, or in relationship to, other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on, or adjusted for, other objective goals, events, or occurrences established by the Nomination, Compensation and Governance Committee for a performance period.

These performance goals may be particular to a participant or the department, branch, subsidiary or line of business in which the participant works, or may be based upon the performance of M&T Bank Corporation, one of more of its subsidiaries or a particular line of business, generally, and may, but need not be, based upon a change or an increase or positive result. Performance goals may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions. The performance goal related to an award must be established by the Nomination, Compensation and Governance Committee prior to the completion of 25% of the performance period or such earlier date as may be required by Section 162(m) of the Code.

As required by Section 162(m) of the Code, the Nomination, Compensation and Governance Committee will, after completion of any performance period, determine and certify the extent to which the performance goals established for the performance period has been achieved and determine the amount to be paid as a result thereof, provided the Nomination, Compensation and Governance Committee may, in its sole discretion, reduce or eliminate such amount to the extent permitted under the 2005 Incentive Compensation Plan and applicable law.

Termination of Employment. The 2005 Incentive Compensation Plan provides for the disposition of each award held by a participant upon the termination of his or her employment by resignation, retirement, cause, death or disability, but gives the Nomination, Compensation and Governance Committee the authority to otherwise determine and set forth in the agreement applicable to any such award or in an amendment or modification thereof the disposition of the award.

Effect of Change in Control. Unless otherwise provided by the Nomination, Compensation and Governance Committee in the agreement applicable to an award (including any amendment or modification thereof), upon a change in control of M&T Bank Corporation, all outstanding awards based on Common Stock which are not then exercisable and vested shall immediately become fully exercisable and vested, and all performance-based awards shall immediately be paid out in an amount based upon the extent, as determined by the Nomination, Compensation and Governance Committee, to which the performance goals for the performance period then in progress have been met up through the end of the month immediately preceding the date of the change in control. Change in control is generally defined in the 2005 Incentive Compensation Plan to mean (i) the acquisition by any person (except M&T Bank Corporation or any of its affiliates’ employee benefit plans) of 20% or more of the Common Stock, unless acquired directly from M&T Bank Corporation or the Board of Directors approves an acquisition of between 20% and 40% of such Common Stock, (ii) any time at which individuals who constituted the Board of Directors as of the date of stockholder approval, or individuals elected or nominated for election by a majority of the directors then comprising the Board of Directors, cease to constitute at least a majority of the board, (iii) the consummation of a reorganization, merger, statutory share exchange or consolidation, or other similar corporate transaction involving M&T Bank Corporation or any of its subsidiaries, or a sale or other disposition of all or substantially all of the assets of M&T Bank Corporation, in which less than 50% of the then outstanding Common Stock continues to represent the voting securities of the surviving entity, no person acquires 20% or more of the Common Stock and at least a majority of the members of the board of directors of the surviving entity were members of the Board of Directors at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such transaction, or (iv) stockholder approval of a plan of complete liquidation or dissolution of M&T Bank Corporation.

Summary of Certain Federal Income Tax Consequences. The following discussion is a summary of certain federal income tax consequences to participants who may receive grants of awards under the 2005 Incentive Compensation Plan. The rules governing the federal income tax treatment of awards under the 2005 Incentive Compensation Plan are quite technical, so that the following discussion is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are, of course, subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state, local or foreign income tax laws may not be the same as under the federal income tax laws.

Incentive Stock Options. In general, an optionee will not recognize income at the time of the grant or exercise of an incentive stock option. However, the difference between the aggregate exercise price and the fair market value of the shares of Common Stock received upon exercise of an incentive stock option is an adjustment item for purposes of the alternative minimum tax. If an optionee does not exercise an incentive stock option within a certain specified period after termination of employment, an incentive stock option will be treated for tax purposes as a nonqualified stock option, as described below under the caption “Nonqualified Stock Options.” In general, gain or loss from the sale or exchange of shares acquired upon an exercise of an incentive stock option will be taxed as capital gain or loss and M&T Bank Corporation will not be entitled to a deduction, provided that the shares have been held by the optionee at the time of the sale or exchange for at least two years after the date of grant and one year after the date of exercise.

However, if these holding period requirements with respect to the shares acquired upon exercise of an incentive stock option are not satisfied, a sale or exchange is considered a “disqualifying disposition” under the Code and the optionee will be required to recognize ordinary income at the time of disposition in an amount equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price. Any gain recognized on a disqualifying disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss. If an optionee recognizes ordinary income upon exercise of an incentive stock option as the result of a disqualifying disposition, M&T Bank Corporation will be entitled to a deduction in the same amount.

Nonqualified Stock Options. In general, an optionee will not recognize income on the grant of a nonqualified stock option, but generally will recognize ordinary income on exercise. The amount of income recognized on exercise of a nonqualified stock option generally will be measured by the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price, regardless of whether the exercise price is paid in cash or shares of Common Stock. Where ordinary income is recognized by an optionee in connection with the exercise of a nonqualified stock option, M&T Bank Corporation will be entitled to a deduction in the amount of ordinary income so recognized, subject to satisfying tax withholding requirements. A subsequent sale or exchange of shares acquired upon an optionee’s exercise of a nonqualified stock option will be taxed as either short-term or long-term capital gain or loss depending on whether the shares have been held for more than one year in an amount measured by the difference between the exercise price, increased by any compensation reported upon exercise, and the amount realized on such sale or exchange.

Restricted Stock. A participant who is awarded restricted stock will not recognize income and M&T Bank Corporation will not be allowed a deduction at the time the award is made. Upon becoming entitled to receive shares at the end of the applicable restriction period without a risk of forfeiture, the recipient will recognize ordinary income in an amount equal to the fair market value of the shares at that time. However, a recipient who elects under Section 83(b) of the Code within 30 days of the award of restricted stock will have ordinary taxable income on the date of the award equal to the fair market value of the shares of restricted stock as if the shares were unrestricted and could be sold immediately. If the shares subject to such election are forfeited, the participant will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the restricted stock after the forfeiture period has expired, the holding period to determine whether the recipient has short-term or long-term capital gain or loss begins when the restriction period expires, and the tax basis will be equal to the fair market value of the shares when the restriction period expires. However, if the recipient timely elects to be taxed as of the date of the award, the holding period commences on the date of the award and the tax basis will be equal to the fair market value of the shares on the date of the award as if the shares were then unrestricted and could be sold immediately. M&T Bank Corporation generally will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the participant.

Performance Shares. A participant who is awarded performance shares will not recognize income and M&T Bank Corporation will not be allowed a deduction at the time the award is made. When a participant receives payment for performance shares in shares of Common Stock, the fair market value of the shares received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to M&T Bank Corporation. However, if there is a substantial risk that any shares used to pay out earned performance shares will be forfeited (for example, because the Nomination, Compensation and Governance Committee conditions such shares on the performance of future services), the taxable event is postponed until the risk of forfeiture lapses. In this case, the recipient can elect to make a Section 83(b) election under the Code as described above. M&T Bank Corporation would then be entitled to take the deduction attributable to such shares at the time ordinary income is recognized by the participant.

Annual Incentive Award. A participant will recognize ordinary income upon receipt of cash pursuant to annual incentive award and M&T Bank Corporation will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient.

Parachute Payments. Where payments to an employee that are contingent on a change in control of M&T Bank Corporation exceed limits specified in the Code, the employee generally is liable for a 20% excise tax on, and M&T Bank Corporation generally is not entitled to any deduction for, a specified portion of such payments. If a change in control of M&T Bank Corporation were to occur, an acceleration of vesting of an award pursuant to a change in control would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

Transferability of Awards. In general, except to the extent provided by the Nomination, Compensation and Governance Committee in the specific terms of an award or with respect to certain transfers of nonqualified stock options to certain family members for no value or other consideration, no award will be assignable or transferable except by will or by the laws of descent and distribution.

New Plan Benefits. No determination has yet been made as to the amount or terms of any stock-based awards or any future cash awards under the 2005 Incentive Compensation Plan.

Accounting Treatment. In accordance with Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” as amended, which was adopted by M&T Bank Corporation effective January 1, 2003, the grant of awards under the 2005 Incentive Compensation Plan will result in a charge against net income and earnings per share for M&T Bank Corporation based on the estimated award date fair value of awards that are expected to vest.

Certain Other Information. For information concerning the compensation of directors and executive officers of M&T Bank Corporation, please refer to the information under the caption “COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS.” Neither cash nor Common Stock received upon exercise of an option or vesting of restricted stock or performance shares under the 2005 Incentive Compensation Plan will be treated as compensation under any employee benefit plan of M&T Bank Corporation.

The Board of Directors recommends a vote FOR the approval of the M&T Bank Corporation 2005 Incentive Compensation Plan.

The voting requirements with respect to this proposal are specified under the caption “VOTING RIGHTS.”

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2004 with respect to shares of common stock that may be issued under M&T Bank Corporation’s existing equity compensation plans. M&T Bank Corporation’s existing equity compensation plans are the 1983 Stock Option Plan, the 2001 Stock Option Plan and the M&T Bank Corporation Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”), each of which has been previously approved by stockholders, and the M&T Bank Corporation Directors’ Stock Plan (the “Directors’ Stock Plan”) and the M&T Bank Corporation Deferred Bonus Plan (the “Deferred Bonus Plan”), each of which did not require stockholder approval.

The table does not include information with respect to shares of Common Stock subject to outstanding options and rights assumed by M&T Bank Corporation in connection with mergers and acquisitions of the companies that originally granted those options and rights. Footnote (1) to the table sets forth the total number of shares of Common Stock issuable upon the exercise of such assumed options and rights as of December 31, 2004, and their weighted average exercise price.

			C
			Number of Securities
	A		Remaining Available
	Number of Securities	B	for Future Issuance
	to be Issued upon	Weighted Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding Securities
Plan Category	Options or Rights	Options or Rights	Reflected in Column A)
Equity Compensation Plans Approved by Security Holders:

1983 Stock Option Plan	5,003,893	$47.58	—
2001 Stock Option Plan	5,399,175	$82.96	4,360,465
Employee Stock Purchase Plan	114,174	$85.46	698,965

Equity Compensation Plans Not Approved By Security Holders:

Directors’ Stock Plan	2,368	$107.84	36,091
Deferred Bonus Plan	75,425	$56.74	5,175

Total	10,595,035	$66.10	5,100,696

(1) As of December 31, 2004, a total of 259,015 shares of Common Stock were issuable upon exercise of outstanding options or rights assumed by M&T Bank Corporation in connection with merger and acquisition transactions. The weighted average exercise price of those outstanding options or rights is $62.01 per share.

Equity compensation plans adopted without the approval of stockholders are described below:

Directors’ Stock Plan. M&T Bank Corporation maintains a plan for non-employee members of the Board of Directors of M&T Bank Corporation and the members of its Directors Advisory Council, and the non-employee members of the Board of Directors of M&T Bank and the members of its regional Directors Advisory Councils, which allows such directors, advisory directors and members of regional Directors Advisory Councils to receive all or a portion of their directorial compensation in shares of Common Stock.

Deferred Bonus Plan. M&T Bank Corporation maintains a deferred bonus plan pursuant to which its eligible officers and those of its subsidiaries may elect to defer all or a portion of their current annual incentive compensation awards and allocate such awards to several investment options, including Common Stock. Participants may elect the timing of distributions from the Deferred Bonus Plan. Such distributions are payable in cash, with the exception of balances allocated to Common Stock, which are distributable in the form of shares of Common Stock.

PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT PUBLIC ACCOUNTANT OF M&T BANK CORPORATION

On February 15, 2005, the Audit Committee selected PricewaterhouseCoopers LLP, certified public accountants, as the principal independent public accountant of M&T Bank Corporation for the year 2005, a capacity in which it has served since 1984.

Although stockholder approval of the selection of the independent public accountant is not required by law, M&T Bank Corporation has determined that it is desirable to request the ratification of the stockholders of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as M&T Bank Corporation’s independent public accountant for the year ending December 31, 2005. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment and make such determination as it believes to be in M&T Bank Corporation’s and its stockholders’ best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent public accountant at any time during the year if the Audit Committee determines that such a change would be in M&T Bank Corporation’s and its stockholders’ best interests.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

Following is a summary of the fees billed to M&T Bank Corporation by PricewaterhouseCoopers LLP for professional services rendered during 2004 and 2003, which fees totaled $2,185,429 and $1,914,661, respectively, and are categorized in accordance with the SEC’s rules on auditor independence as follows:

Audit Fees. Fees billed by Pricewaterhouse-Coopers LLP for services rendered for the audit of M&T Bank Corporation’s annual consolidated financial statements as of and for the years ended December 31, 2004 and 2003, for its review of M&T Bank Corporation’s quarterly consolidated financial statements during 2004 and 2003, and for other audit and attest services in connection with statutory and regulatory filings as of and for the years ended December 31, 2004 and 2003, totaled $1,612,700 and $943,925, respectively.

Audit-Related Fees. Fees billed by Pricewater-houseCoopers LLP for audit-related services, including audits of employee benefit plans and other attest services that are not required by statute or regulation rendered to M&T Bank Corporation totaled $201,450 and $310,978 for the years ended December 31, 2004 and 2003, respectively. Of the audit-related fees billed for the years ended December 31, 2004 and 2003, all services were pre-approved by the Audit Committee.

Tax Fees. Fees billed by PricewaterhouseCoopers LLP for tax compliance, planning and consulting totaled $371,279 and $299,700 for the years ended December 31, 2004 and 2003, respectively. Of the tax fees billed for the years ended December 31, 2004 and 2003, all services were pre-approved by the Audit Committee.

All Other Fees. No fees in this classification were billed by PricewaterhouseCoopers LLP in 2004. PricewaterhouseCoopers LLP billed a total of $360,058 for the year ended December 31, 2003 primarily related to operational risk consulting and internal audit software licensing fees. All services in this classification billed for the year ended December 31, 2003 were pre-approved by the Audit Committee.

In addition to the above services, PricewaterhouseCoopers LLP directly billed certain common trust funds sponsored by M&T Bank Corporation a total of $120,500 and $97,500 for the years ended December 31, 2004 and 2003, respectively, primarily for audits of annual common trust fund financial statements. The Audit Committee has determined that PricewaterhouseCoopers LLP’s provision of professional services is compatible with maintaining its independence. No fees were billed and no services were provided by PricewaterhouseCoopers LLP during 2004 and 2003 for financial information systems design and implementation.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant. Beginning for the year ended December 31, 2003, M&T Bank Corporation instituted a policy that the Audit Committee pre-approve all audit and permissible non-audit services provided by the independent public accountant. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget range. The independent public accountant and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent public accountant in accordance with this pre-approval policy, and the fees for the services performed to date. The Audit Committee may also pre-approve additional services on a case-by-case basis. In the period between meetings of the Audit Committee, the Chair of Audit Committee is authorized to pre-approve such services on behalf of the Audit Committee provided that such pre-approval is reported to the Audit Committee at its next regularly scheduled meeting.

Before selecting PricewaterhouseCoopers LLP, the Audit Committee considered PricewaterhouseCoopers LLP’s qualifications as independent public accountants. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputations for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditor’s independence will not be impaired. The Audit Committee has considered and determined that PricewaterhouseCoopers LLP’s provision of non-audit services to M&T Bank Corporation during 2004 is compatible with and did not impair PricewaterhouseCoopers LLP’s independence.

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountant of M&T Bank Corporation for the year ending December 31, 2005.

The voting requirements with respect to this proposal are specified under the caption “VOTING RIGHTS.”

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

Direct and indirect ownership of Common Stock by each of the directors, the Named Executive Officers, and by all executive officers as a group is set forth in the following table as of February 28, 2005, together with the percentage of total shares outstanding represented by such ownership. (For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days.)

			Percent
Name of beneficial owner	Number of shares		of class
William F. Allyn	12,539		(12)
Brent D. Baird	546,436	(1)	(12)
Robert J. Bennett	217,492	(2)	(12)
C. Angela Bontempo	4,335	(3)	(12)
Robert T. Brady	3,208		(12)
Emerson L. Brumback	141,733	(4)(5)	(12)
Michael D. Buckley	0	(6)	(12)
Patrick J. Callan	62,155	(4)	(12)
R. Carlos Carballada	10,806		(12)
T. Jefferson Cunningham III	19,641	(4)(5)	(12)
Richard E. Garman	256,339		(12)
Derek C. Hathaway	1,761	(6)	(12)
Daniel R. Hawbaker	4,446	(7)	(12)
Patrick W.E. Hodgson	53,110	(8)	(12)
Gary Kennedy	0	(6)	(12)
Richard G. King	11,642	(4)	(12)
Reginald B. Newman, II	4,454	(9)	(12)
Jorge G. Pereira	2,367,481		2.07%
Michael P. Pinto	316,239	(4)(10)	(12)
Robert E. Sadler, Jr.	688,916	(4)(5)	(12)
Eugene J. Sheehy	6,496	(4)(6)	(12)
Stephen G. Sheetz	19,072		(12)
Herbert L. Washington	5,347		(12)
Robert G. Wilmers	5,320,173	(4)(5)(11)	4.63%

All directors and executive officers as a group (32 persons)	10,979,488	(4)(5)	9.43%

(1) Includes 225,000 shares owned by an entity of which Mr. Baird is president and as to which he shares voting and dispositive power.

(2) Includes 10,610 shares held by trusts for which Mr. Bennett is a trustee and in which he has a pecuniary interest and investment power and 5,480 shares held by a close relative of Mr. Bennett for which beneficial ownership is disclaimed.

(3) Includes 400 shares held by trusts for which Ms. Bontempo is a trustee and in which she has a pecuniary interest and investment power.

(4) Includes the following shares subject to options granted under (a) M&T Bank Corporation’s stock option plans, and (b) plans of companies acquired by M&T Bank Corporation, the obligations of which have been assumed by M&T Bank Corporation and converted into options to receive shares of Common Stock, all of which are currently exercisable or are exercisable within 60 days after February 28, 2005: Mr. Brumback — 124,714 shares; Mr. Callan — 508 shares; Mr. Cunningham — 8,407 shares; Mr. King — 4,218 shares; Mr. Pinto — 251,174 shares; Mr. Sadler — 325,720 shares; Mr. Sheehy — 6,496 shares; Mr. Wilmers - 634,000 shares; and all directors and executive officers as a group — 2,043,597 shares.

(5) Includes the following shares through participation in the M&T Bank Corporation Retirement Savings Plan (“Retirement Savings Plan”): Mr. Brumback — 1,139 shares; Mr. Cunningham — 325 shares; Mr. Sadler — 18,770 shares; Mr. Wilmers — 39,334 shares; and all directors and executive officers as a group — 70,258 shares. Such individuals retain voting and investment power over their respective shares in the Retirement Savings Plan.

(6) Such person has been designated by AIB to serve as a director of M&T Bank Corporation pursuant to contractual rights. AIB owns 26,700,000 shares, beneficial ownership of which is disclaimed by such person.

(7) Includes 742 shares owned by a corporation controlled by Mr. Hawbaker.

(8) Includes 6,000 shares held by a close relative of Mr. Hodgson for which beneficial ownership is disclaimed. Also includes 45,000 shares owned by a corporation controlled by Mr. Hodgson.

(9) Includes 1,230 shares held by a close relative of Mr. Newman for which beneficial ownership is disclaimed.

(10) Includes 2,345 shares held by a close relative of Mr. Pinto for which beneficial ownership is disclaimed.

(11) See footnote (2) to the table set forth under the caption “PRINCIPAL BENEFICIAL OWNERS OF SHARES.”

(12) Less than 1%.

Section 16(a) Beneficial Ownership Reporting Compliance. Under Section 16(a) of the Exchange Act, M&T Bank Corporation’s directors and officers are required to report their beneficial ownership of the Common Stock and options and any changes in that beneficial ownership to the SEC and the New York Stock Exchange. M&T Bank Corporation believes that these filing requirements were satisfied by its directors and officers, except that John H. Zachau, Jr. was late in filing one report in 2004 relating to a transaction in the Retirement Savings Plan. In making the foregoing statement, M&T Bank Corporation has relied on copies of the reporting forms received by it or on the written representations from such reporting persons that no forms were required to be filed under the applicable rules of the SEC.

PERFORMANCE GRAPH

The following graph contains a comparison of the cumulative stockholder return on the Common Stock against the cumulative total returns of the KBW 50 Index, compiled by Keefe, Bruyette & Woods, Inc., and the S&P 500 Index, compiled by Standard & Poor’s Corporation, for the five-year period beginning on December 31, 1999 and ending on December 31, 2004. The KBW 50 Index is comprised of fifty American banking companies, including all money-center and most major regional banks.

Comparison of Five-Year Cumulative Return*

Stockholder Value at Year End*

	1999	2000	2001	2002	2003	2004
M&T Bank Corporation	$100	166	180	199	250	279
KBW 50 Index	100	120	115	107	143	158
S&P500 Index	100	91	80	62	80	89

*	Assumes a $100 investment on December 31, 1999 and reinvestment of all dividends.

In accordance with and to the extent permitted by applicable law or regulation, the information set forth above under the heading “Performance Graph” shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Nomination, Compensation and Governance Committee Report on Executive Compensation

Overview of Executive Compensation Policy. A key objective of M&T Bank Corporation is to attract, develop and retain strong executive officers who are capable of maximizing M&T Bank Corporation’s performance for the benefit of its stockholders. In furtherance of this objective, the Nomination, Compensation and Governance Committee has adopted a compensation strategy for executive officers which utilizes reasonable salaries, while placing heavy emphasis on the use of variable incentives, such as awards of cash bonuses and grants of stock options, in order to reward longer-term contributions to M&T Bank Corporation’s success.

M&T Bank Corporation periodically compares its compensation levels, practices and financial performance to a select group of commercial banking institutions of similar size, geographic market and business makeup. The Nomination, Compensation and Governance Committee considered thirteen commercial banking companies which it believed were reasonably comparable to M&T Bank Corporation’s asset size and performance and which were generally located in the northeast or midwest (the “comparative group of banks”). All thirteen of the commercial banking companies forming the comparative group of banks considered by the Nomination, Compensation and Governance Committee were included in the KBW 50 Index compiled by Keefe, Bruyette & Woods, Inc.

During 2004, M&T Bank Corporation retained the services of Mercer Human Resources Consulting LLC, a human resources consulting firm, to perform a competitive compensation review of its executive officers and certain other senior management employees.

The Nomination, Compensation and Governance Committee meets in January of each year to consider salary determinations, stock option grants and annual incentive awards on account of the prior year’s performance.

Salaries. Base salaries of M&T Bank Corporation’s executive officers are determined by competitive, market-based pay practices, performance evaluations and expected future contributions. In line with its strategy of emphasizing variable pay, the Nomination, Compensation and Governance Committee generally targets the salaries of M&T Bank Corporation’s executive officers at or below the median of the comparative group of banks, while also considering the unique responsibilities and performance of each executive officer. Overall, the Nomination, Compensation and Governance Committee targets the total cash compensation of M&T Bank Corporation’s executive officers above the median of the comparative group of banks, commensurate with M&T Bank Corporation’s overall performance and the executive officers’ attainment of individual objectives.

Annual Executive Incentive Plan. M&T Bank Corporation’s executive officers participate in the M&T Bank Corporation Annual Executive Incentive Plan (the “Annual Executive Incentive Plan”), which was adopted by the Nomination, Compensation and Governance Committee, effective January 1, 1993. The Annual Executive Incentive Plan provides for discretionary grants of cash awards to executive officers out of a fund established annually by the Nomination, Compensation and Governance Committee. In establishing this fund, the Nomination, Compensation and Governance Committee considers M&T Bank Corporation’s profitability, as well as the number of participants in the Annual Executive Incentive Plan, and may establish a minimum threshold of net operating earnings after taxes below which no fund will be created. At the end of the year, the Nomination, Compensation and Governance Committee may, in its discretion, increase the size of the established fund by no more than 50% to take into account its subjective assessment of management’s contribution to M&T Bank Corporation’s profitability. Awards under the Annual Executive Incentive Plan are determined on a discretionary basis by the Nomination, Compensation and Governance Committee taking into account M&T Bank Corporation’s overall performance, the performance of the strategic business units for which the executive officers are responsible and their individual performance.

Stock Option Awards. Consistent with its objective of attracting, developing and retaining strong executive management, M&T Bank Corporation provides potentially significant long-term incentive opportunities to its executive officers through discretionary grants of stock options under its stock option plan, thereby emphasizing the potential creation of long-term stockholder value and more closely aligning the interests of M&T Bank Corporation’s executive officers with those of its stockholders. Stock options are considered effective long-term incentives by the Nomination, Compensation and Governance Committee, because an executive can profit only if the value of the Common Stock increases. In making these grants, the Nomination, Compensation and Governance Committee considers its subjective assessment of M&T Bank Corporation’s past financial performance and future prospects, an executive officer’s current level of ownership of Common Stock and the number of stock options already held by the executive officer, the period during which an executive officer has been in a key position with M&T Bank Corporation, dilution, the number of shares of Common Stock outstanding, the market value of the Common Stock on the date of grant, individual performance and competitive practices within the comparative group of banks.

2004 Executive Compensation Determinations. At its January 20, 2004 meeting, the Nomination, Compensation and Governance Committee made 2004 salary determinations and stock option grants and annual incentive awards to M&T Bank Corporation’s executive officers on account of 2003 performance. The performance factors considered by the Nomination, Compensation and Governance Committee in its 2004 compensation determinations for M&T Bank Corporation’s executive officers exceeded predetermined objectives or, where no predetermined level had been set, were deemed to be above industry averages or otherwise exceeded the Nomination, Compensation and Governance Committee’s expectations.

The Nomination, Compensation and Governance Committee considered, but did not formally weight, the following factors in connection with the number of stock options granted to each executive officer: the competitive practices within the comparative group of banks; the individual executive officer’s position and potential within M&T Bank Corporation; the market value of the Common Stock on the date of grant; the level of past awards of stock options made to each executive officer and their current level of ownership of Common Stock, dilution, the number of shares of Common Stock outstanding and the overall performance of M&T Bank Corporation during the preceding year. At the request of Messrs. Sadler and Wilmers, the Nomination, Compensation and Governance Committee did not award any stock options to either of them in January of 2004. During 2004, the number of stock options grants approved by the Nomination, Compensation and Governance Committee totaled 2,073,118, or 1.80% of the outstanding Common Stock as of December 31, 2004.

At its January 18, 2005 meeting, the Nomination, Compensation and Governance Committee determined that M&T Bank Corporation’s net operating earnings after taxes for 2004 exceeded the minimum threshold of profitability which had been previously established by the Nomination, Compensation and Governance Committee, thereby initiating the payment of cash bonuses to its executive officers in February of 2005 under the Annual Executive Incentive Plan, but the Nomination, Compensation and Governance Committee did not exercise its discretion to increase the aggregate size of the fund above the predetermined level.

The aggregate amount of the Annual Executive Incentive Plan pool for 2004 and awards to M&T Bank Corporation’s executive officers thereunder were reviewed and approved by the Nomination, Compensation and Governance Committee at its January 18, 2005 meeting. The Nomination, Compensation and Governance Committee considered, but did not formally weight, a number of quantitative and qualitative performance factors to evaluate the 2004 performance of executive officers and other employees under the Annual Executive Incentive Plan. The performance factors considered were: growth and composition of earnings; achieving business plans; asset quality; market share; and responsiveness to the economic environment. In determining its discretionary evaluation of the chief executive officer’s performance, the Nomination, Compensation and Governance Committee considered, but did not formally weight, certain performance objectives that it established for 2004 related to M&T Bank Corporation’s financial plan, including return on assets and return on equity, which were determined to have been substantially met. The Nomination, Compensation and Governance Committee also considered, but did not formally weight, the following performance factors: M&T Bank Corporation’s earnings growth and cumulative stockholder return; its asset quality relative to the banking industry as a whole; and market share in key markets and service niches.

The Nomination, Compensation and Governance Committee believes that the total compensation provided to M&T Bank Corporation’s executive officers is competitive and reflects M&T Bank Corporation’s performance. Also, the Nomination, Compensation and Governance Committee believes that M&T Bank Corporation’s compensation programs have helped to focus M&T Bank Corporation’s executive officers on increasing M&T Bank Corporation’s performance and stockholder value.

Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) generally denies a deduction to any publicly held corporation for compensation paid to its chief executive officer and its four other highest-paid executive officers to the extent that any such individual’s compensation exceeds $1 million, subject to certain exceptions, including one for “performance-based compensation.” Generally, the Nomination, Compensation and Governance Committee seeks to maximize executive compensation deductions for federal income tax purposes. However, the Nomination, Compensation and Governance Committee believes that there may be circumstances in which the provision of compensation that is not fully deductible may be more consistent with the compensation philosophy and objectives of M&T Bank Corporation. In 2004, Messrs. Sadler and Wilmers received compensation of approximately $34,000 and $67,000, respectively, which was nondeductible under Section 162(m) of the Internal Revenue Code.

This report was prepared by the Nomination, Compensation and Governance Committee of the Board of Directors:

Jorge G. Pereira, Chairman
Brent D. Baird
Robert T. Brady
Michael D. Buckley

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Nomination, Compensation and Governance Committee Report on Executive Compensation shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.

Nomination, Compensation and Governance Committee Interlocks and Insider Participation. Messrs. Pereira, Baird, Brady and Buckley served as members of the Nomination, Compensation and Governance Committee throughout 2004, and are currently serving as such. Mr. Pereira is a vice chairman of M&T Bank Corporation and M&T Bank, titular posts without day-to-day managerial responsibilities which he has held since April 18, 1984, and Mr. Pereira has not received additional compensation for serving in such capacities.

Members of the Nomination, Compensation and Governance Committee and their associates are, as they have been in the past, customers of, and have had transactions with, M&T Bank Corporation’s subsidiary banks, and additional transactions may be expected to take place in the future between such persons and subsidiaries. Any loans from M&T Bank Corporation’s subsidiary banks to such persons and their associates outstanding at any time since the beginning of 2004 were made in the ordinary course of business of the banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

Executive Compensation. The following table contains information concerning the compensation earned by M&T Bank Corporation’s chief executive officer and the four other most highly compensated executive officers of M&T Bank Corporation in the three fiscal years ended December 31, 2004.

Summary Compensation Table

	Annual				Long-Term
	Compensation				Compensation
				Other	Awards
				Annual	Securities	All Other
				Compen-	Underlying	Compen-
Name and Principal Position	Year	Salary	Bonus	sation	Options	sation
		($)	($)(2)	($)(3)	(#)	($)(4)
Robert G. Wilmers
Chairman of the Board, President	2004	544,808	500,000	—	0	15,359
and Chief Executive Officer of	2003	480,768	450,000	—	0	13,477
M&T Bank Corporation; Chief	2002	473,077	525,000	—	90,000	13,278
Executive Officer of M&T Bank

Robert E. Sadler, Jr.
Chairman of the Board of M&T	2004	521,731	500,000	—	0	11,604
Bank; Executive Vice President	2003	480,768	425,000	—	0	11,582
of M&T Bank Corporation	2002	473,077	500,000	—	75,000	11,514

Emerson L. Brumback
President and Chief Operating	2004	446,154	330,000	389,520	64,943	10,900
Officer of M&T Bank; Executive	2003	344,902	230,000	145,655	0	10,888
Vice President of M&T Bank	2002	298,462	290,000	—	40,000	9,248
Corporation

Michael P. Pinto
Vice Chairman of the Board and	2004	400,000	330,000		64,943	12,323
Chief Financial Officer of M&T	2003	359,326	250,000	—	65,000	12,322
Bank; Executive Vice President	2002	323,077	330,000	—	65,000	12,321
and Chief Financial Officer of M&T Bank Corporation

Eugene J. Sheehy
Executive Vice President, and	2004	350,000	300,000	—	34,969	12,407
Chairman and Chief Executive	2003	269,230	250,000	—	30,000	11,927
Officer of the Mid-Atlantic	2002	—	—	—	—	—
Division of M&T Bank; Executive Vice President of M&T Bank Corporation (1)

(1) The information indicated for Mr. Sheehy for 2003 includes his compensation received after April 1, 2003, the effective date of M&T Bank Corporation’s acquisition of Allfirst.

(2) Bonuses were earned in the indicated years and awarded in the following year.

(3) In accordance with SEC rules, amounts totaling less than $50,000 have been omitted. Of the amount shown for Mr. Brumback for 2004, $306,566 represents chartered aircraft costs associated with Mr. Brumback’s commuting expenses to and from his residence, and $41,122 represents amounts reimbursed to Mr. Brumback for the payment of taxes. Of the amounts shown for Mr. Brumback for 2003, $90,965 represents chartered aircraft costs and $18,238 represents amounts reimbursed for the payment of taxes.

(4) Includes a $9,225 contribution in 2004 for each of the Named Executive Officers by M&T Bank Corporation to the Retirement Savings Plan, a qualified defined contribution plan providing for salary reduction contributions by participants and matching contributions by participating employers. Includes a $1,388 credit by M&T Bank Corporation under the M&T Bank Corporation Supplemental Retirement Savings Plan for the benefit of each of the Named Executive Officers. Includes the following insurance premiums paid by M&T Bank Corporation in 2004 in respect of term life insurance for the benefit of the following Named Executive Officers: Mr. Wilmers — $4,746; Mr. Sadler — $991; Mr. Brumback — $287; Mr. Pinto — $1,710; and Mr. Sheehy — $1,794.

Stock Option Grants in 2004. The following table contains information with respect to the grants of stock options covering shares of Common Stock to the Named Executive Officers during the fiscal year ended December 31, 2004. No stock appreciation rights were granted in 2004, either as stand-alone grants or in tandem with stock option grants.

	Option Grants in Last Fiscal Year
	Number	Percent
	of	of Total
	Securities	Options
	Under-	Granted to
	lying	Employees	Exercise	Expir-	Grant Date
	Options	in Fiscal	or	ation	Present
Name	Granted	Year	Base Price	Date	Value
	(#)(1)(2)	(%)(3)	($/Share)		($)(4)
Robert G. Wilmers	0	0.0	—	—	0

Robert E. Sadler, Jr.	0	0.0	—	—	0

Emerson L. Brumback	64,943	3.1	91.75	1/20/14	1,470,310

Michael P. Pinto	64,943	3.1	91.75	1/20/14	1,470,310

Eugene J. Sheehy	34,969	1.7	91.75	1/20/14	791,698

(1) The information presented reflects stock options granted under the 2001 Stock Option Plan.

(2) The stock options granted under the 2001 Stock Option Plan are exercisable in installments that provide vesting of 10% of the optioned stock after the first anniversary of the grant, an additional 20% after the second anniversary, 30% more after the third anniversary, and the remaining 40% after the fourth anniversary. The stock options are subject to accelerated vesting upon the occurrence of certain defined change in control events that result in either (a) the termination of a Named Executive Officer’s employment for any reason other than cause or (b) the substantial reduction of a Named Executive Officer’s title, responsibilities or compensation from those in effect prior to the change in control. The acquisition of Allfirst by M&T Bank Corporation did not constitute a change in control event with respect to the stock options granted to the Named Executive Officers or those granted to any other participants under the 1983 Stock Option Plan or the 2001 Stock Option Plan.

(3) Excludes shares of Common Stock subject to stock options granted to directors who are not employees of M&T Bank Corporation. See the discussion under the caption “M&T Bank Corporation Directors’ Fees.”

(4) M&T Bank Corporation used a binomial option pricing model to determine the grant date present value of stock options granted in 2004 upon the belief that such model is a reasonable method of estimating the value of the stock options. The estimated value per option was $22.64 for stock options granted under the 2001 Stock Option Plan on January 20, 2004. Such value was calculated through the use of the following assumptions that apply to each of the respective stock option grants: an option term, based on historical data since inception of the 1983 Stock Option Plan and the 2001 Stock Option Plan, of 6.5 years, representing the estimated period between the grant dates of the options and their exercise dates; an interest rate that represents the yield on a zero-coupon U.S. Treasury security with a maturity date corresponding to that of the adjusted option term; volatility calculated using weekly stock prices for the three-year (156-week) period prior to the grant date; and an estimated dividend yield of 1.31%, calculated using the annualized cash dividend paid on December 31, 2003, and the closing price of the Common Stock on the date the options were granted. M&T Bank Corporation also deducted 8% to reflect an estimate of the probability of forfeiture prior to vesting, based on historical data since the inception of the 1983 Stock Option Plan and the 2001 Stock Option Plan. The actual value an executive may realize will depend upon the excess of the price of the Common Stock over the exercise price on the date the option is exercised. Accordingly, there is no assurance that the value ultimately realized by an executive officer, if any, will approximate the value estimated by the model.

Stock Options Exercised in 2004 and Year-End Values. The following table reflects the number of stock options exercised by the Named Executive Officers in 2004, the total gain realized upon exercise, the number of stock options held at the end of the year, and the realizable gain of the stock options that are “in-the-money.” In-the-money stock options are stock options with exercise prices that are below the year-end stock price because the stock value increased since the date of the grant. No stand-alone stock appreciation rights are outstanding under any of the stock option plans maintained or administered by M&T Bank Corporation.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Securities		Value of
			Underlying		Unexercised
			Unexercised		In-the-Money
			Options at		Options at
	Shares		Fiscal Year-End		Fiscal Year-End (2)
	Acquired			Un-		Un-
	on	Value	Exercis-	exercis-	Exercis-	exercis-
Name	Exercise	Realized	able	able	able	able
	(#)	($) (1)	(#)	(#)	($)	($)
Robert G. Wilmers	200,000	15,366,000	766,999	103,001	56,297,451	3,679,788
Robert E. Sadler, Jr.	74,280	4,731,583	271,219	84,501	15,345,433	3,011,122
Emerson L. Brumback	0	0	88,219	110,944	4,654,484	2,689,646
Michael P. Pinto	59,740	3,607,775	193,340	194,943	10,891,092	5,197,735
Eugene G. Sheehy	0	0	3,000	61,969	78,510	1,269,241

(1) Based upon the difference between the closing price of the Common Stock on the New York Stock Exchange on the date or dates of exercise and the exercise price or prices for the stock options.

(2) Based upon the closing price of the Common Stock on the New York Stock Exchange on December 31, 2004 of $107.84 per share.

Pension Plan. The following table sets forth the annual retirement benefits under the regular benefit formula of the M&T Bank Corporation Pension Plan (“Pension Plan”) payable upon retirement to persons within specified levels of remuneration and years of service classifications assuming attainment of age 65 during 2005.

Pension Plan Table (1) (2) (3)

	Years of Service
Remuneration	10	15	20	25	30
$ 150,000	23,065	34,598	46,130	57,663	69,196
250,000	40,065	60,098	80,130	100,163	120,196
350,000	57,065	85,598	114,130	142,663	171,196
450,000	74,065	111,098	148,130	185,163	222,196
550,000	91,065	136,598	182,130	227,663	273,196
650,000	108,065	162,098	216,130	270,163	324,196

(1) The table assumes a straight-life annuity form of payment. The retirement benefits provided under the regular benefit formula of the Pension Plan, as depicted in the table, are not subject to any reduction for Social Security or other offset amounts.

(2) The amounts in the table have not been restricted to those within the maximum annual retirement benefit which is currently permissible under the Code. That limit (the “IRS Benefit Limit”) is $170,000 for 2005. Also, in calculating a participant’s benefit, annual compensation in excess of a limit set annually by the Secretary of the Treasury may not be considered. That limit (the “IRS Compensation Limit”) is $210,000 for 2005.

(3) The amounts shown in the “Remuneration” column of the table are intended to approximate the average of an employee’s highest base annual salary paid during any five consecutive calendar year period in the ten calendar years preceding the employee’s retirement.

Compensation taken into account under the Pension Plan for the year ended December 31, 2004 for each of the Named Executive Officers was as follows: Mr. Wilmers — $542,194; Mr. Sadler - $517,061;; Mr. Brumback — $445,571; Mr. Pinto — $398,044; and Mr. Sheehy — $347,101. For purposes of the Pension Plan, the following Named Executive Officers had the following years of service at year-end 2004: Mr. Wilmers — 21 years; Mr. Sadler — 20 years; Mr. Brumback — 6 years; and Mr. Pinto — 19 years. With respect to Mr. Sheehy, his retirement benefit under the Pension Plan is comprised of an accrued benefit of $1,471 for his 1 year of service with Allfirst and an accrued benefit of $6,384 for his 2 years of service with M&T Bank Corporation.

Supplemental Retirement Benefits. In addition to retirement benefits under the Pension Plan, M&T Bank has agreed, on an unfunded basis, to pay a supplemental retirement benefit to Mr. Sadler in an amount equal to the difference between 55% of his average annual compensation, as defined in the Pension Plan, but without regard to the IRS Benefit and Compensation Limits, and the amount, if any, payable to him from such plan. The supplemental retirement benefit to be paid to Mr. Sadler is not dependent upon his entitlement to retirement benefits under the Pension Plan; however, the supplemental benefit to be paid to him is reduced by payments which he will receive from the retirement plan of his previous employer. Based on current actuarial assumptions associated with his participation in the Pension Plan, $215,276 would be payable to Mr. Sadler annually as a supplemental retirement benefit commencing at age 65. An actuarially reduced amount would be payable to him if he elects early retirement.

The M&T Bank Corporation Supplemental Pension Plan (the “Supplemental Pension Plan”) provides for the payment of supplemental retirement benefits based on a maximum compensation level of $235,840 to select management and highly compensated employees of certain of M&T Bank Corporation’s affiliates whose benefits payable under the Pension Plan are limited by the IRS Compensation Limit. The supplemental benefits are dependent upon a participant’s entitlement to benefits under the Pension Plan. A participant’s supplemental benefit is equal to the excess of (a) the payment he would have received under the Pension Plan had compensation under that plan been capped at $235,840 rather than at the IRS Compensation Limit, over (b) the payment actually received under the Pension Plan. Each of the Named Executive Officers is eligible to participate in the Supplemental Pension Plan and, in accordance with the terms of the Supplemental Pension Plan, M&T Bank has agreed, on an unfunded basis, to pay retirement benefits under the Supplemental Pension Plan to each of such Named Executive Officers. With respect to Mr. Sadler, the supplemental benefit under the Supplemental Pension Plan is reduced by the supplemental retirement benefit which M&T Bank has agreed to pay to him in accordance with the preceding paragraph. Based on current actuarial assumptions associated with their participation in the Pension Plan, Mr. Wilmers would have received $4,832 annually if he had retired as of December 31, 2004, Messrs. Brumback, Pinto and Sheehy would receive annual benefits under the Pension Plan of $7,907, $13,178 and $7,468, respectively, if they retire at age 65, and Mr. Sadler would receive no benefits under the Supplemental Pension Plan. An actuarially increased amount will be payable to Mr. Wilmers when he elects retirement, and an actuarially reduced amount would be payable to Messrs. Pinto, Brumback or Sheehy if any one of them elects early retirement.

Mr. Sheehy was also a participant in the Allfirst Financial Inc. Excess Benefit Plan (the “Allfirst Excess Benefit Plan”), which was terminated on April 1, 2003 when M&T Bank Corporation acquired Allfirst. The Allfirst Excess Benefit Plan provided for the payment of supplemental retirement benefits to select management and highly compensated employees of Allfirst whose benefits payable under the Allfirst Financial Inc. Pension Plan and Trust (the “Allfirst Pension Plan”) were limited by the IRS Compensation Limit. The supplemental benefits were dependent upon a participant’s entitlement to benefits under the Allfirst Pension Plan. A participant’s supplemental benefit was equal to the excess of (a) the payment the participant would have received under the Allfirst Pension Plan had compensation not been capped at the IRS Compensation Limit over (b) the payment actually received under the Allfirst Pension Plan. At the time the Allfirst Excess Benefit Plan was terminated, Mr. Sheehy had earned an annual benefit of $2,623, payable at age 65. An actuarially reduced amount would be payable to Mr. Sheehy if he elects early retirement.

M&T Bank Corporation Directors’ Fees. Effective April 1, 2004, the annual retainer for directors of M&T Bank Corporation who are not also salaried officers of M&T Bank Corporation or its subsidiaries was increased from $15,000 to $20,000, and the attendance fee for each meeting of the Board of Directors attended was increased from $1,000 to $2,000. Also effective April 1, 2004, the Board of Directors determined that members of the Audit Committee (other than the chair) should receive an additional annual retainer of $5,000, and that the chair of the Audit Committee should receive an additional annual retainer of $15,000. The attendance fee for committee meetings of the Board of Directors of M&T Bank Corporation was also increased as of April 1, 2004 from $750 to $1,000, except for the Audit Committee, for which its attendance fee was increased from $1,000 to $3,000. All directors of M&T Bank Corporation are entitled to reimbursement for travel expenses incidental to their attendance at meetings.

The Board of Directors determined, effective April 1, 2004, to eliminate its prior limitation on total compensation of $40,000 per year for services as a director or advisory director of M&T Bank Corporation and its subsidiaries. Pursuant to the terms of the Directors’ Stock Plan, each director must elect to have either 50 or 100 percent of his or her annual compensation for services as a director or advisory director of M&T Bank Corporation and its subsidiaries paid in the form of Common Stock. The number of shares of Common Stock paid is determined by dividing the amount of such compensation payable in shares of Common Stock by the closing price of a share of Common Stock on the New York Stock Exchange on the business day immediately preceding the day the compensation is payable.

In connection with its acquisition of Allfirst on April 1, 2003, the Boards of Directors of M&T Bank Corporation and M&T Bank determined that the fees (retainer, attendance or otherwise) of any director who serves as a designee of AIB on the Boards of Directors of M&T Bank Corporation or M&T Bank shall be paid to AIB if such director is a salaried officer or employee of AIB or any of its subsidiaries or affiliates, and that all such fees shall be paid in the form of cash notwithstanding the terms of the Directors’ Stock Plan. As a result, the directors’ fees (retainer, attendance or otherwise) attributable to Messrs. Buckley’s and Kennedy’s service as directors are paid in cash to AIB.

In connection with its acquisition of East New York on December 24, 1987, M&T Bank Corporation agreed, pursuant to the terms of the acquisition agreement with East New York, to grant to persons who became directors of M&T Bank Corporation and its subsidiaries upon M&T Bank Corporation’s acquisition of East New York, on an annual basis, nonqualified stock options to purchase shares of the Common Stock having an aggregate fair market value on the date of grant equal to the aggregate amount of the director’s current annual retainer and board and committee meeting fees in the last full calendar year preceding the date of grant, which aggregate amount was limited to $40,000 per year. Effective April 1, 2004, Mr. Callan was given the option of choosing between being compensated for his service as a director of M&T Bank Corporation and its subsidiaries under the terms of the acquisition agreement between M&T Bank Corporation and East New York or pursuant to the director fee structure adopted as of April 1, 2004. Mr. Callan elected to be compensated under the new director fee structure, but he remains entitled to stock option grants on account of the any annual retainer and board and committee meeting fees earned prior to such election. As a result, during 2004, Mr. Callan was granted an option covering 435 shares with an exercise price of $91.75 per share. M&T Bank Corporation has also agreed, subject to its fiduciary duties, to cause each East New York director to become a member of the Directors Advisory Council of the New York City Division of M&T Bank until the earlier of such director’s 75th birthday or resignation and to ensure that each such member would receive compensation equivalent to the compensation received as a director of East New York. Mr. Callan served as a member of the Directors Advisory Council of the New York City Division of M&T Bank under such agreement and received an annual retainer of $18,000 and a fee of $1,250 for each council meeting and each Mortgage Investment Committee meeting attended.

In connection with the execution of the merger agreement with Premier, M&T Bank Corporation entered into a five-year consulting agreement with Mr. Cunningham that was effective on February 9, 2001 pursuant to which he receives a payment of $125,000 per year, the use of an office and a company-owned automobile, life insurance coverage substantially equivalent to that provided to executive officers of M&T Bank Corporation, and the reimbursement of expenses incurred in connection with the performance of his services. Mr. Cunningham’s agreement also provides for the establishment of a retirement benefit determined using the same formula used by M&T Bank Corporation under the Pension Plan. The total amount received by Mr. Cunningham in 2004 pursuant to his consulting agreement was $133,344.

M&T Bank Directors’ Fees. Directors of M&T Bank Corporation who also serve as directors of M&T Bank or its subsidiaries, if not salaried officers of M&T Bank Corporation or its subsidiaries, receive attendance fees for each board, council or committee meeting attended, unless any such meeting is held concurrently with board or committee meetings of M&T Bank Corporation. Except as described below, such attendance fees are identical to the schedule of fees paid to directors of M&T Bank Corporation for board and committee meetings attended.

Mr. Baird, as a member of the Directors Advisory Council of the New York City Division of M&T Bank, receives an annual retainer of $10,000 and a fee of $1,250 for each such meeting attended by him; Mr. Bennett, as a member of the Directors Advisory Council of the Syracuse Division of M&T Bank, receives an annual retainer of $11,000 and a fee of $600 for each such meeting attended by him; Mr. Carballada, as the chairman of the Directors Advisory Council of the Rochester Division of M&T Bank, receives a fee of $2,000 for each such meeting attended by him; and Mr. Cunningham, as the chairman of the Directors Advisory Council of the Hudson Valley Division of M&T Bank, receives an annual retainer of $3,000 and a fee of $500 for each such meeting attended by him. All such directors of M&T Bank and its subsidiaries are entitled to reimbursement for travel expenses incidental to their attendance at meetings.

M&T Bank has entered into an arrangement with Mr. Carballada pursuant to which Mr. Carballada provides consulting services with respect to a variety of matters affecting its business in the Rochester, New York area. Mr. Carballada receives a payment of $2,625 per month for such services, the payment by M&T Bank of certain club membership dues and fees, and reimbursement of expenses incurred in connection with the performance of his services. The total amount received by Mr. Carballada in 2004 pursuant to this arrangement was $45,109.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

M&T Bank leases its Altoona, Pennsylvania operations buildings at an aggregate annual rental of $519,534 from a limited partnership in which Mr. Devorris has a 50 percent interest. These leases generally terminate on or after March 17, 2005. These leases are believed to be on comparable terms for agreements for similar space similarly situated.

Mr. Wilmers is the beneficial owner of a 50 percent interest in certain entities that are unaffiliated with M&T Bank Corporation that own commercial aircraft which are leased to a commercial aviation service. From time to time, M&T Bank charters planes from the aviation service for business use by Mr. Wilmers. M&T Bank paid $372,945 to the aviation service for use of the aircraft in 2004. M&T Bank has determined that the fees paid to the aviation service for such business use of the aircraft are fair and competitive.

Directors and executive officers of M&T Bank Corporation and their associates are, as they have been in the past, customers of, and have had transactions with, the banking and other operating subsidiaries of M&T Bank Corporation, and additional transactions may be expected to take place in the future between such persons and subsidiaries. Any loans from M&T Bank Corporation’s subsidiary banks to such persons and their associates outstanding at any time since the beginning of 2004 were made in the ordinary course of business of the banks or other subsidiaries on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

CORPORATE GOVERNANCE OF M&T BANK CORPORATION

The Board of Directors believes that the purpose of corporate governance is to ensure that stockholder value be maximized in a manner consistent with legal requirements and the highest standards of ethics and integrity. Recognizing the importance of corporate governance, the Board of Directors adopted corporate governance standards in July 1997 and has consistently adhered to corporate governance practices that the Board of Directors and executive management believe promotes this purpose. The Board of Directors has evaluated and approved its corporate governance standards on an annual basis since their adoption, and in October 2003, adopted new Corporate Governance Standards as a result of new SEC and New York Stock Exchange requirements.

In February 2004, the Board of Directors enhanced its Corporate Governance Standards by, among other things, establishing a policy with regard to directors’ attendance at annual meetings of stockholders and a process for stockholders to send communications to the Board of Directors. The current Corporate Governance Standards are available on the Investor Relations section of M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm. The Corporate Governance Standards address the qualifications and responsibilities of directors, board committee charters, a corporate disclosure policy, controls and procedures regarding financial reporting and disclosure, and separate codes of ethics for all employees and the chief executive officer and senior financial officers.

The Board of Directors has designated the Nomination, Compensation and Governance Committee to discharge the Board of Directors’ responsibilities with respect to compensation, director nominations and corporate governance matters.

BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND ATTENDANCE

Board of Directors, Determination of Independence and Attendance. Pursuant to the Corporate Governance Standards, the Board of Directors undertook a review of director independence in February 2004. As a result of that review, the Board of Directors determined that 20 of its 26 members met the New York Stock Exchange standard for independence and continue to do so. Of the 24 nominees standing for election as directors at the 2005 Annual Meeting of Stockholders, all of whom are currently serving as such, 18 of them meet the New York Stock Exchange standard for independence. In making determinations of independence, the Board of Directors uses categorical standards to assist it in making independence determinations. Under these standards, absent other material relationships with M&T Bank Corporation that the Board of Directors believes to jeopardize a director’s independence from management, a director will be independent unless the director or any of his or her immediate family members had any of the following relationships with M&T Bank

Corporation: employment during any of the past three years (as an executive officer in the case of family members); the receipt of more than $100,000 per year in direct compensation (other than director fees and pension or other forms of deferred compensation for prior service not contingent upon continued service) during any of the past three years; affiliation or employment with a present or former internal or external auditor during any of the past three years; employment with another company where any executive officers of M&T Bank Corporation serve on that company’s compensation committee during any of the past three years; being an executive officer of a charitable organization to which M&T Bank Corporation contributed the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues in any single fiscal year during the preceding three years; or being an executive officer of a company that makes payments to, or receives payments from, M&T Bank Corporation for property or services in a fiscal year in an amount in excess of the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues. In addition, if any business relationship described in the last clause of the preceding sentence is a lending relationship, deposit relationship, or other banking or commercial relationship between M&T Bank Corporation, on the one hand, and an entity with which the director or family member is affiliated by reason of being a director, officer or a significant shareholder thereof, on the other hand, such relationships must meet the following criteria: (1) it must be in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and (2) with respect to extensions of credit by M&T Bank Corporation to such entity: (a) such extensions of credit have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Exchange Act and (b) no event of default has occurred and is continuing beyond any period of cure.

The Board of Directors considers all relevant facts and circumstances and the application of the categorical standards and, based on its review of this information, affirmatively determined that the directors identified below as “independent” do not have any material relationships with M&T Bank Corporation.

Following are the names of each current member of the Board of Directors for whom an affirmative determination of independence has been made:

William F. Allyn	James V. Glynn
Brent D. Baird	Derek C. Hathaway
Robert J. Bennett	Daniel R. Hawbaker
C. Angela Bontempo	Patrick W.E. Hodgson
Robert T. Brady	Gary Kennedy
Michael D. Buckley	Richard G. King
Patrick J. Callan	Reginald B. Newman, II
R. Carlos Carballada	Jorge G. Pereira
Donald Devorris	Stephen G. Sheetz
Richard E. Garman	Herbert L. Washington

Messrs. Devorris and Glynn are not standing for re-election as directors at the 2005 Annual Meeting of Stockholders.

The Board of Directors held four meetings during 2004. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which the director served that were held during the time such individual served as a director or a committee member.

It is the policy of M&T Bank Corporation that all members of the Board of Directors attend its Annual Meetings of Stockholders, absent exigent circumstances where they are not available. Of the 24 nominees standing for election as directors at the 2005 Annual Meeting of Stockholders, all but two attended last year’s annual meeting of stockholders.

Executive Sessions of the Board of Directors. The non-management directors of M&T Bank

Corporation meet at regularly scheduled executive sessions without management. Mr. Pereira, vice chairman of the Board of Directors, presides at these meetings. In his absence, the non-management directors will determine which of them will preside at such meetings.

Interested parties may make their concerns known directly to the presiding director or the non-management directors as a group by submitting their written correspondence to M&T Bank Corporation’s Corporate Secretary, One M&T Plaza, Buffalo, New York 14203. The Corporate Secretary may facilitate such direct communications to the presiding director or the non-management directors as a group by reviewing, sorting and summarizing such communications. All such communications will be referred to the presiding director or the non-management directors as a group for consideration unless otherwise instructed by the presiding director or the non-management directors as a group.

Audit Committee. In addition to selecting the independent public accountant, the Audit Committee serves as the examining committee for M&T Bank, N.A. and reviews the activities of the Examining Committee of M&T Bank, the audit plan and scope of work of M&T Bank Corporation’s independent public accountant, the results of the annual audit and the limited reviews of quarterly financial information, the recommendations of the independent public accountant with respect to internal controls and accounting procedures, and any other matters it deems appropriate. Ms. Bontempo (Chair) and Messrs. Allyn, Glynn, Hathaway and Hodgson served as members of the Audit Committee throughout 2004, and all of them are currently serving as such. From time to time, Audit Committee meetings may be attended by other members of the Board of Directors, employees of M&T Bank Corporation, representatives of the independent public accountant or other outside advisors as the Audit Committee requests or deems necessary, useful or appropriate in its sole discretion.

The Board of Directors has determined that the members of the Audit Committee have no financial or personal ties to M&T Bank Corporation (other than director compensation, equity ownership and transactions made in the ordinary course of business with its banking and other operating subsidiaries as described in this Proxy Statement) and meet both the New York Stock Exchange and Exchange Act standards for independence. In addition, the Board of Directors has determined that each member of the Audit Committee is “financially literate,” and that at least one member of the Audit Committee meets the New York Stock Exchange standard of having “accounting or related financial management expertise.” In addition, the Board of Directors has determined that Ms. Bontempo and Messrs. Hathaway and Hodgson are each an “audit committee financial expert” and as described in the preceding sentence, are independent of management.

The Audit Committee operates pursuant to a written charter, a current copy of which was an appendix to the last year’s proxy statement. The Audit Committee Charter can also be viewed on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm. The Audit Committee Charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation and oversight of the independent public accountant, including pre-approval of all audit and non-audit services to be performed by the independent public accountant. The Audit Committee Charter also gives the committee authority to fulfill its obligations under SEC and New York Stock Exchange requirements.

Report of the Audit Committee. The members of the Audit Committee are independent as that term is defined in the listing standards of the New York Stock Exchange. The Audit Committee has reexamined and again approved the adequacy of its charter, a copy of which was an appendix to the proxy statement issued by M&T Bank Corporation relating to its 2004

Annual Meeting of Stockholders.

The Audit Committee met five times during 2004 with representatives of M&T Bank Corporation’s independent public accountant. It has reviewed and discussed M&T Bank Corporation’s 2004 audited financial statements with M&T Bank Corporation’s management and has discussed with its independent public accountant the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90 which include, among other items, matters related to the conduct of the audit of M&T Bank Corporation’s financial statements. The Audit Committee has also received the written disclosures and the letter from M&T Bank Corporation’s independent public accountant as required by Independence Standards Board Standard No.1 and has discussed with the independent public accountant their independence. Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in M&T Bank Corporation’s Annual Report on Form 10-K to be filed with the SEC.

This report was adopted on February 15, 2005 by the Audit Committee of the Board of Directors:

C. Angela Bontempo, Chair
William F. Allyn
James V. Glynn
Derek C. Hathaway
Patrick W.E. Hodgson

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee of M&T Bank Corporation shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.

Nomination, Compensation and Governance Committee. The Nomination, Compensation and Governance Committee is responsible for, among other things, evaluating the efforts of M&T Bank Corporation and of the Board of Directors to maintain effective corporate governance practices and identifying candidates for election to the Board of Directors. The Nomination, Compensation and Governance Committee will consider candidates suggested by stockholders. Nominations from stockholders, properly submitted in writing to M&T Bank Corporation’s Corporate Secretary at One M&T Plaza, Buffalo, New York 14203, and received no later than 120 days prior to the anniversary of the date on which M&T Bank Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders, will be referred to the Nomination, Compensation and Governance Committee for consideration. For next year’s annual meeting of stockholders, M&T Bank Corporation must receive this notice on or before November 4, 2005.

In considering nominees for director, including those recommended by stockholders, the Nomination, Compensation and Governance Committee reviews the qualifications and independence of the potential nominee in light of the current members of the Board of Directors and its various committees as well as the composition of the Board of Directors as a whole. This assessment includes the potential nominee’s qualification as independent, as well as consideration of diversity, age, skills, and experience in the context of the needs of the Board of Directors.

The current Board of Directors of M&T Bank Corporation is comprised of persons who were identified as being qualified director candidates by management and the Board of Directors. The Nomination, Compensation and Governance Committee considers nominees for director that are recommended by various persons or entities, including, but not limited to, non-management directors, the chief executive officer and other executive officers of M&T Bank Corporation, and stockholders. In addition, the Nomination, Compensation and Governance Committee must take into account any contractual rights that persons or entities have with respect to nominees for director. In evaluating all nominees for director, including those recommended by stockholders, the Nomination, Compensation and Governance Committee considers whether each nominee has all the requisite experience, attributes and qualifications for board membership and not just certain specific qualities or skills.

The Nomination, Compensation and Governance Committee also is responsible for administering M&T Bank Corporation’s stock option plans, including the 2005 Incentive Compensation Plan, if approved by the stockholders, and awarding new grants thereunder, for administering the Annual Executive Incentive Plan, the Directors’ Stock Plan, the M&T Bank Corporation Employee Stock Purchase Plan and, in addition, for making such determinations and recommendations as the Nomination, Compensation and Governance Committee deems necessary or appropriate regarding the remuneration and benefits of employees of M&T Bank Corporation and its subsidiaries. The Nomination, Compensation and Governance Committee met six times during 2004. Messrs. Pereira (Chairman), Baird, Brady and Buckley served as members of the Nomination, Compensation and Governance Committee throughout 2004, and all of them are currently serving as such.

The Board of Directors has determined that the members of the Nomination, Compensation and Governance Committee have no financial or personal ties to M&T Bank Corporation (other than director compensation, equity ownership and transactions made in the ordinary course of business with its banking and other operating subsidiaries as described in this Proxy Statement) and meet the New York Stock Exchange standard for independence.

The Nomination, Compensation and Governance Committee operates pursuant to a written charter that was enhanced by the Board of Directors in February 2004 to establish a policy with regard to its consideration of nominees for director that are recommended by stockholders. The Nomination, Compensation and Governance Committee Charter is available on the Investor Relations section of M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm.

Executive Committee. The Board of Directors has empowered its Executive Committee to act in the board’s place when the Board of Directors is not in session, during which time the Executive Committee possesses all of the board’s powers in the management of the business and affairs of M&T Bank Corporation except as otherwise limited by law. The Executive Committee met twice during 2004. Messrs. Wilmers (Chairman), Baird, Bennett, Buckley, Garman and Sadler served as members of the Executive Committee throughout 2004, and all of them are currently serving as such.

The Executive Committee operates under a written charter setting out the functions and responsibilities of this committee, a copy of which is available on the Investor Relations section of M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm.

CODES OF BUSINESS CONDUCT AND ETHICS

M&T Bank Corporation has historically provided all of its new employees with a copy of an employee handbook that has included a code of business ethics. In addition, M&T Bank Corporation has required new employees to certify that they are responsible for reading and familiarizing themselves with the employee handbook and its contents, including the code of business ethics, and adhering to such policies and procedures.

M&T Bank Corporation has a Code of Business Conduct and Ethics for its directors, officers, employees, as well as its agents and representatives, including consultants. The Code of Business Conduct and Ethics requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interests of M&T Bank Corporation. In addition, the Code of Business Conduct and Ethics encourages individuals to report any illegal or unethical behavior that they observe. The Code of Business Conduct and Ethics is a guide to help ensure that all our employees live up to the highest ethical standards.

M&T Bank Corporation also has a Code of Ethics for CEO and Senior Financial Officers that applies to the chief executive officer, the chief financial officer, the controller and all other senior financial officers designated by the chief financial officer from time to time. This code of ethics supplements the Code of Business Conduct and Ethics and is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters.

Copies of the Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers are available on the Investor Relations section of M&T Bank Corporation’s website at ir.mandtbank.com/ corpgov.cfm.

As is permitted by SEC rules, M&T Bank Corporation intends to post on its website any amendment to or waiver from any provision in the Code of Ethics for CEO and Senior Financial Officers that applies to the chief executive officer, the chief financial officer, the controller, or persons performing similar functions, and that relates to any element of the standards enumerated in the rules of the SEC.

SOLICITATION COSTS

The cost of soliciting proxies in the accompanying form will be borne by M&T Bank Corporation. The solicitation is being made by mail, and may also be made by telephone or in person using the services of a number of regular employees of M&T Bank Corporation and its subsidiary banks at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by M&T Bank Corporation for expenses incurred in sending proxy material to beneficial owners of the Common Stock.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with the Board of Directors or individual directors by submitting their written correspondence to M&T Bank Corporation’s Corporate Secretary, One M&T Plaza, Buffalo, New York 14203. The Corporate Secretary may facilitate such direct communications with the Board of Directors or individual directors by reviewing, sorting and summarizing such communications. All such communications will be referred to the Board of Directors or individual directors for consideration unless otherwise instructed by the Board of Directors.

STOCKHOLDER PROPOSALS

Under M&T Bank Corporation’s Bylaws, no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board of Directors or by a stockholder entitled to vote who has delivered notice to M&T Bank Corporation (containing information specified in the Bylaws) not less than 120 days prior to the anniversary of the date on which M&T Bank Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in M&T Bank Corporation’s proxy statement. A stockholder wishing to submit a proposal for consideration at the 2006 Annual Meeting of Stockholders, either under SEC Rule 14a-8 or otherwise, should do so no later than November 4, 2005.

OTHER MATTERS

The Board of Directors of M&T Bank Corporation is not aware of any matters not referred to in the enclosed proxy that will be presented for action at the 2005 Annual Meeting of Stockholders. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment.

March 4, 2005

APPENDIX A

M&T BANK CORPORATION
2005 INCENTIVE COMPENSATION PLAN

Article 1
Establishment, Purpose, and Duration

     1.1. Establishment of the Plan. On February 15, 2005, the Board of Directors of the Company adopted, subject to the approval of its stockholders, this Plan, which permits the grant of short-term and long-term incentive and other stock and cash awards. If approved by the stockholders, the Plan would replace the M&T Bank Corporation 2001 Stock Option Plan and no further awards would be made under such plan.

     1.2. Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Affiliates by providing incentives to Eligible Persons of the Company and its Affiliates that will link their personal interests to the financial success of the Company and its Affiliates and to growth in stockholder value. The Plan is designed to provide flexibility to the Company and its Affiliates in their ability to motivate, attract, and retain the services of Eligible Persons.

     1.3. Duration of the Plan. The Plan was approved by the Board on February 15, 2005, shall become effective on the date it is approved by the Company’s stockholders (the “Effective Date”), and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Section 12.1 herein, until all Shares subject to it shall have been issued according to the provisions herein. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date of the Plan. The termination of this Plan shall not affect the validity of any Award outstanding on the date of termination.

Article 2
Definitions

     2. Definitions. For purposes of this Plan, the following definitions shall apply:

     2.1. “Affiliate” means a corporation, partnership, business trust, limited liability company, or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, or that controls or is under common control with the Company.

     2.2. “Annual Incentive Award” has the meaning specified in Section 9.1.

     2.3. “Award” means an Option, Restricted Stock, a Performance Share, or an Annual Incentive Award, all on a stand-alone, combination or tandem basis, as described in or granted under this Plan.

     2.4. “Award Agreement” means a written agreement or other document (which may be provided in the form of a plan or program) evidencing an Award under the Plan, including any amendment or modification thereof, that shall be in such form as the Committee may specify. The Committee in its discretion may, but need not, require a Participant to sign an Award Agreement.

     2.5. “Board” or “Board of Directors” means the Board of Directors of the Company.

     2.6. “Cause” means, unless otherwise provided in an Award Agreement: (A) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the Participant’s duties, or (C) willful and deliberate failure on the part of the Participant to perform such Participant’s duties in any material respect.

     2.7. “Change in Control” shall have the meaning set forth on Appendix A.

     2.8. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     2.9. “Committee” means the committee(s), subcommittee(s), or person(s) the Board appoints to administer this Plan or to make or administer specific Awards hereunder. If no appointment is in effect at any time, “Committee” means the Nomination, Compensation and Governance Committee of the Board. Notwithstanding the foregoing, “Committee” means the Board for purposes of granting Awards to Non-Employee Directors and administering this Plan with respect to those Awards, unless the Board determines otherwise. The Committee shall consist of three or more outside, independent members of the Board and shall be qualified to administer the Plan as contemplated by (i) Rule 16b-3 of the Exchange Act (or any successor rule), (ii) Section 162(m) of the Code, as amended, and the regulations thereunder (or any successor Section and regulations), and (iii) any rules and regulations of the New York Stock Exchange (or such other stock exchange on which the Common Stock is traded).

     2.10. “Common Stock” means a share of the Company’s common stock, par value $0.50 per share.

     2.11. “Company” means M&T Bank Corporation, and any successor thereto.

     2.12. “Covered Employee” means any Participant who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which an Award becomes taxable to such Participant.

     2.13. “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Article 6 or Article 7, as applicable.

     2.14. “Date of Grant” means the date on which an Award is granted under this Plan.

     2.15. “Disability” means, unless otherwise provided in an Award Agreement, totally and permanently disabled as from time to time defined under the long-term disability plan of the Company or an Affiliate entitling an Employee to long-term disability benefits, or in the case where there is no applicable plan, permanent and total disability as defined in Section 22(e)(3) of the Code (or any successor Section).

     2.16. “Disaffiliation” means an Affiliate’s ceasing to be an Affiliate for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the stock or other equity interests of the Affiliate) or a sale of a division of the Company and its Affiliates.

     2.17. “Eligible Person” means any person who is an Employee or a prospective Employee who has accepted an offer of employment from the Company or its Affiliates, or a former trustee or officer of The East New York Savings Bank who, upon closing of the acquisition by the Company of The East New York Savings Bank, was granted nonqualified stock options under the M&T Bank Corporation 1983 Stock Option Plan pursuant to the terms of Section 5(i) of the Merger Agreement by and between First Empire State Corporation, The East New York Savings Bank and the incorporators of West Interim Savings Bank.

     2.18. “Employee” means any person whom the Committee determines to be an employee of the Company or an Affiliate, including a person who is also an officer or a director.

     2.19. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     2.20. “Exercise Price” means the price per Share at which an Option may be exercised.

     2.21. “Fair Market Value” on or as of any date shall mean an amount equal to the then fair market value of a Share, as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose. Unless the Committee determines otherwise, if the Common Stock is traded on a securities exchange or automated dealer quotation system, Fair Market Value shall be the closing price for a Share, as of the relevant date, as reported on such securities exchange or automated dealer quotation system, or if there are no sales on such date, on the next preceding day on which there were sales.

     2.22. “Incentive Stock Option” or “ISO” means an Option granted under this Plan that the Committee designates as an incentive stock option and is intended to meet the requirements of Section 422 of the Code (or any successor Section).

     2.23. “Nonqualified Stock Option” or “NQSO” means an Option granted under this Plan that is not intended to be an Incentive Stock Option.

     2.24. “Option” means an option to purchase Shares granted under this Plan in accordance with the terms of Article 6.

     2.25. “Option Period” means the period during which an Option may be exercised.

     2.26. “Participant” means an Eligible Person to whom an Award has been granted hereunder.

     2.27. “Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards. In the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: earnings, earnings growth, earnings per share, stock price (including growth measures and total stockholder return), improvement of financial ratings, internal rate of return, market share, cash flow, operating income, operating margin, net profit after tax, EBIT, EBITA, EBITDA, OBIT, OBITDA, gross profit, operating profit, cash generation, revenues, asset quality, return on equity, return on assets, return on operating assets, cost saving levels, operating income, marketing-spending efficiency, core non-interest income, change in working capital, return on capital, or stockholder return and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and the regulations promulgated thereunder. Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, the Company and one or more Affiliates, or a particular line of business, and may, but need not be, based upon a change or an increase or positive result, and shall cover such period as the Committee may specify. Performance Goals may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions, provided that in the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, such inclusion or exclusion shall be made in compliance with Section 162(m) of the Code .

     2.28. “Performance Period” shall have the meaning ascribed to it in Section 8.2.

     2.29. “Performance Share” means an Award granted pursuant to Article 8.

     2.30. “Period of Restriction” means the period during which the restrictions are imposed on Shares of Restricted Stock pursuant to Article 7.

     2.31. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

     2.32. “Plan” means this M&T Bank Corporation 2005 Incentive Compensation Plan, as amended from time-to-time.

     2.33. “Previously-Acquired Shares” means Shares acquired by the Participant or any beneficiary of a Participant, which Shares have been held for a period of not less than six months, or such longer or shorter period as the Committee may require or permit.

     2.34. “Resignation” means, except to the extent otherwise provided by the Committee in the applicable Award Agreement or any permitted amendment or modification thereof, the Participant’s voluntary termination of employment for any reason (other than under circumstances determined by the Company or an Affiliate to constitute Cause) prior to attaining age 55 and completing ten or more years of service with the Company and/or an Affiliate in accordance with the Company’s pension plan.

     2.35. “Restricted Stock” means Shares granted pursuant to Article 7.

     2.36. “Retirement” means, except to the extent otherwise provided by the Committee in the applicable Award Agreement or any permitted amendment or modification thereof, the Participant’s termination of employment for any reason (other than under circumstances determined by the Company or an Affiliate to constitute Cause) on or after attaining age 55 and completing ten or more years of service with the Company and/or an Affiliate in accordance with the Company’s pension plan; provided, however, that for any Participant whom, as of the date of grant of Restricted Stock, is eligible for Retirement under the Company’s pension plan or will become eligible during the applicable Period of Restriction, such “Retirement” must be approved by the Committee.

     2.37. “Section 422 Employee” means an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

     2.38. “Shares” means a share of the Company’s common stock, par value $0.50 per share.

     2.39. “Ten-Percent Stockholder” means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

     2.40. “Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Affiliate or division ceases to be an Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Affiliates shall not be considered a Termination of Employment.

     2.41. Unless the context expressly requires the contrary, references in this Plan to (a) the term “Section” refers to the sections of this Plan, and (b) the word “including” means “including (without limitation).”

Article 3
Administration

     3.1 Authority of the Committee. The Committee shall administer the Plan. Subject to the provisions of the Plan, the Committee shall have all powers vested in it by the terms of the Plan, such powers to include the plenary authority and discretion to:

          (a) Determine the Eligible Persons to whom it grants Awards;

          (b) Determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Performance Shares, Annual Incentive Awards, or any combination thereof, are to be granted hereunder;

          (c) Determine the terms, conditions, form and amount (which need not be identical) of all Awards, including the Exercise Price of Options and the number of Shares covered by Awards;

          (d) Determine the time or times at which Awards may be granted or vest and any conditions which must be satisfied before an Award is made, vests or is settled;

          (e) Determine whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option;

          (f) Establish any objectives and conditions, including Performance Goals, for earning Awards;

          (g) Determine the terms of each Award Agreement and, subject to the provisions of Article 12, any amendments or modifications thereof;

          (h) Determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of a Performance Period;

          (i) Determine if, when and the terms on which an Award may be deferred;

          (j) Determine whether the amount or payment of an Award should be reduced or eliminated;

          (k) Adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

          (l) Establish guidelines and/or procedures for the payment or exercise of Awards;

          (m) Interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

          (n) Establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

          (o) Otherwise administer the Plan.

          In performing these actions, the Committee may take into account the nature of the services rendered or to be rendered by Eligible Persons, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant.

     3.2 Decisions Binding. Subject to the provisions of this Plan, the Committee shall have plenary authority to interpret this Plan and Award Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of this Plan and Awards granted hereunder. All determinations and decisions made by the Committee pursuant to the provisions of the Plan or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company and its Affiliates, its stockholders, employees, and Participants, Eligible Persons, and their estates and beneficiaries, and such determinations and decisions shall not be reviewable. Except in the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

     3.3 Delegation of Certain Responsibilities. The Committee may delegate its authority under Section 3.1 hereof and the terms of this Plan to the extent it deems necessary or advisable for the proper administration of the Plan and is consistent with the requirements of applicable law; provided, however, that except as provided below the Committee may not delegate its authority to grant Awards under the Plan or to correct errors, omissions or inconsistencies in the Plan. The Committee may delegate to the Company’s Chief Executive Officer, to other officers of the Company and/or to the M&T Bank Employee Benefit Plans Committee (or any similar or successor committees) its authority under this Article 3, including the right to grant Awards in connection with the hiring of Employees by the Company and/or an Affiliate in an amount representing not more than 2,000 Shares for any individual Employee, provided that such delegation shall not extend to the grant of Awards or the exercise of discretion with respect to Awards to Employees who, at the time of such action, are (a) Covered Employees or (b) officers of the Company or its Subsidiaries who are subject to the reporting requirements of Section 16(a) of the Exchange Act. All authority delegated by the Committee under this Section 3.3 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.

     3.4 Procedures of the Committee. Except as may otherwise be provided in the charter or similar governing document applicable to the Committee, (a) all determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present; (b) a majority of the entire Committee shall constitute a quorum for the transaction of business; and (c) any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee.

     3.5 Indemnification of Committee. In addition to such other rights of indemnification as they may have as members of the Board or Committee, the Company shall indemnify members of the Committee against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

     3.6 Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by an authorized officer of the Company and, if required, by the Participant, and shall contain such terms and conditions as may be authorized or approved by the Committee. Such terms and conditions need not be the same in all cases. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Article 12 hereof.

     3.7 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award (including, without limitation, the right of the Board or the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Exchange Act (“Rule 16b-3”).

Article 4
Common Stock Subject to Plan

     4.1 Number of Shares.

          (a) Subject to adjustment as provided in Section 4.2, the aggregate number of Shares that may be delivered under this Plan shall not exceed (i) 6,000,000 Shares, plus (ii) the number of Shares that remain available for issuance under the M&T Bank Corporation 2001 Stock Option Plan as of the Effective Date (increased by any Shares subject to any award (or portion thereof) outstanding under the M&T Bank Corporation 2001 Stock Option Plan (the “Predecessor Plan”) on the Effective Date which are not issued upon or due to the subsequent exercise, termination, expiration, forfeiture or lapse of such award). Shares issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions, or otherwise. To the extent that Shares subject to an outstanding Award or an award under the Predecessor Plan are not issued by reason of the forfeiture, termination, surrender, cancellation or expiration while unexercised of such award, by reason of the tendering or withholding of Shares (by either actual delivery or by attestation) to pay all or a portion of the purchase price or to satisfy all or a portion of the tax withholding obligations relating to an Award or an award under the Predecessor Plan, by reason of being settled in cash in lieu of Common Stock or settled in a manner such that some or all of the Shares covered by the Award or an award under the Predecessor Plan are not issued to a Participant, then such Shares shall immediately again be available for issuance under this Plan. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate.

          (b) Shares issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Affiliates shall not reduce the number of Shares available for issuance under this Plan.

          (c) Subject to adjustment as provided in Section 4.2, the following limitations shall apply to Awards under the Plan:

               (i) All of the Shares that may be issued under this Plan may be issued pursuant to Options granted hereunder, provided that the number of Shares that may be issued under this Plan pursuant to Options which are Incentive Stock Options shall be limited to 3,000,000 Shares.

               (ii) With respect to Awards other than Options, not more than 25% of the total number of Shares that may be issued under this Plan may be issued pursuant to such other Awards.

               (iii) The maximum number of Shares with respect to which a single Participant may be granted Awards under this Plan during any calendar year is 200,000 Shares. The maximum number of Shares with respect to which an Employee has been granted Awards shall be determined in accordance with Section 162(m) of the Code.

     4.2 Capital Events and Adjustments. In the event of (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Article 4 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Stock Options. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which substantially all stockholders of Shares receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option shall conclusively be equitable and appropriate); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Affiliate, or division or by the entity that controls such Affiliate or division following such

Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

Article 5
Eligibility and Participation

     5.1 Eligibility. Awards may be granted only to Eligible Persons.

     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time select those Eligible Persons to whom Awards shall be granted and determine the nature and amount of each Award. No Eligible Person shall have any right to be granted a subsequent Award under this Plan if previously granted an Award.

Article 6
Options

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Persons at any time and from time to time as shall be determined by the Committee. The Committee shall have the sole discretion, subject to the terms of the Plan, to determine the actual number of Shares subject to Options granted to any Participant. The Committee may grant any type of Option to purchase Common Stock that is permitted by law at the time of grant including, but not limited to, ISOs and NQSOs; provided, however, that ISOs may only be granted to Eligible Persons who are Section 422 Employees on the Date of Grant. The Committee may, in its discretion, condition the grant or vesting of an Option upon the achievement of one or more specified Performance Goals.

     6.2 Option Agreement. Each Option granted under this Plan shall be evidenced by an Award Agreement that identifies the Option as either a NQSO or an ISO, and specifies the terms and conditions of the Option. Options shall be subject to the terms and conditions set forth in this Article 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify. Unless the Award Agreement specifies that the Option is intended to be an ISO within the meaning of Section 422 of the Code, the Option shall be a NQSO the grant of which is not intended to be subject to the provisions of Code Section 422.

     6.3 Option Price. The Exercise Price of an Option granted under this Plan shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant. Notwithstanding the authority granted to the Committee pursuant to Section 3.1 of the Plan, once an Option is granted, the Committee shall have no authority to reduce the Exercise Price, nor may any Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price without the approval of the Company’s stockholders, except pursuant to Section 4.2 of the Plan related to an adjustment in the number of Shares.

     6.4 Option Period. The Committee shall determine the Option Period for an Option, which shall be specifically set forth in the Award Agreement; provided, however, that no Option shall be exercisable after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder on the Date of Grant) from its Date of Grant.

     6.5 Exercise of Options. To the extent exercisable and not expired, forfeited, cancelled or otherwise terminated, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as provided in the Award Agreement, which need not be the same for all Participants. The Committee may at any time accelerate the exercisability of any Option.

     6.6 Payment of Exercise Price. To the extent exercisable and not expired or forfeited, cancelled or otherwise terminated, Options shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price for the Options. The Exercise Price upon exercise of any Option shall be payable to the Company in full either (a) in cash or its equivalent, including, but not limited to, to the extent permitted by applicable law, delivery of a properly completed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the sale of the Shares subject to the Option exercise or to deliver loan proceeds from such broker to pay the exercise price and any withholding taxes due, (b) by delivery or deemed delivery through attestation of Previously-Acquired Shares having a Fair Market Value at the time of exercise equal to the total Exercise Price, (c) by a combination of (a) and (b), or (d) such other methods as the Committee deems appropriate. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. As soon as practicable after receipt of written notification and payment, the Company shall deliver to the Participant stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name. No Shares shall be delivered pursuant to the exercise of an Option until the Exercise Price therefor has been fully paid and applicable taxes have been withheld. Except as otherwise provided in Section 6.9 below, the applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Shares that is subject to the Option (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 16.7, and (iii) has paid in full for such Shares.

     6.7 Special Provisions Applicable to Incentive Stock Options. To the extent provided or required under Section 422 of the Code or regulations thereunder (or any successor Section or regulations) the Award of Incentive Stock Options shall be subject to the following:

          (a) In the event that the aggregate Fair Market Value of the Common Stock (determined at the time the Options are granted) subject to ISOs held by a Participant that first becomes exercisable during any calendar year exceeds $100,000 then the portion of such ISOs equal to such excess shall be NQSOs.

          (b) An Incentive Stock Option granted to an Employee who, on the Date of Grant is a Ten-Percent Stockholder, shall have an Exercise Price which is not less than 110% of the Fair Market Value of a Share on the Date of Grant.

          (c) No ISO granted to an employee who, at the time of grant, has (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall be exercisable later than the fifth (5th) anniversary date of its grant.

     6.8 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (i) by will or by the laws of descent and distribution or (ii) in the case of a Nonqualified Stock Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. Any Option shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option is permissibly transferred pursuant to this Section 6.8, it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

Article 7
Restricted Stock

     7.1. Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock under the Plan to such Eligible Persons and in such amounts and on such terms and conditions as it shall determine.

     7.2. Nature of Awards. Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

     7.3. Restricted Stock Agreement. Each grant of Restricted Stock under this Plan shall be subject to an Award Agreement specifying the terms and conditions of the Award. The terms and conditions may provide, in the discretion of the Committee, for the lapse of transfer restrictions or forfeiture provisions to be contingent upon the continued performance of services and/or the achievement of one or more specified Performance Goals. The Period of Restriction applicable to shares of Restricted Stock shall be at least three years following the date of grant; provided, however, that a Period of Restriction of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further that an award of Restricted Stock may vest in part prior to the expiration of any Period of Restriction.

     7.4. Transferability. Shares of Restricted Stock granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction.

     7.5. Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable and the Committee may legend certificates representing Restricted Stock or record stop transfer orders with respect to uncertificated Shares to give appropriate notice of such restrictions.

     7.6. End of Period of Restriction. Except as otherwise provided in this Article 7, after the last day of the Period of Restriction, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend or stop transfer order removed. If delivery of Shares is to be made on a deferred basis, the Committee may provide for the crediting or payment of interest during the deferral period.

     7.7. Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise specified in the applicable Award Agreement.

     7.8. Dividends and Other Distributions. Except as otherwise provided by the Committee and subject to the provisions of Section 4.2, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to such Shares. Except as otherwise provided by the Committee, all dividends and other distributions described in this Section 7.8 shall be subject to the same restrictions on transferability and forfeiture as the Shares of Restricted Stock with respect to which they were paid.

Article 8
Performance Shares

     8.1. Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Eligible Persons at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant and the terms and conditions thereof.

     8.2. Value of Performance Shares. The Committee shall set Performance Goals over certain periods to be determined in advance by the Committee (“Performance Periods”). Prior to each grant of Performance Shares, the Committee shall establish an initial number of Shares for each Performance Share granted to each Participant for that Performance Period. Prior to each grant of Performance Shares, the Committee also shall set the Performance Goals that will be used to determine the extent to which the Participant receives a number of Shares for the Performance Shares awarded for such Performance Period. With respect to the Performance Goals utilized during a Performance Period, the Committee may assign percentages to various levels of performance which shall be applied to determine the extent to which the Participant shall receive a distribution of Shares in respect of Performance Shares awarded.

     8.3. Payment of Performance Shares. After a Performance Period has ended, the holder of a Performance Share shall be entitled to receive a distribution of Shares in respect of Performance Shares awarded, at the level and on the terms and conditions determined by the Committee. In addition, with respect to Performance Shares granted to any Covered Employee, no distribution of Shares shall be made hereunder except upon the Committee’s written certification of the extent to which the applicable Performance Goal or Goals have been satisfied.

     8.4. Committee Discretion to Adjust Awards. Subject to limitations applicable to payments to Covered Employees, the Committee shall have the authority to modify, amend or adjust the terms and conditions of any Performance Share award, at any time or from time to time, including but not limited to the Performance Goals.

     8.5. Nontransferability. No Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Performance Period.

Article 9
Annual Incentive Awards

     The Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may determine, grant Annual Incentive Awards to Employees, including, but not limited to, Covered Employees. Each such Award shall provide that:

          (a) Amounts earned by and paid to Participants under Annual Incentive Awards will be based upon achievement of Performance Goals over a one-year Performance Period or such shorter period as established by the Committee, which for a Covered Employee shall not be inconsistent with Section 162(m) of the Code, subject to the Committee’s authority to reduce, but not increase, such amount.

          (b) The maximum amount any Participant may earn under an Annual Incentive Award for any calendar year shall not exceed $2,000,000.

          (c) Annual Incentive Awards shall be paid in cash, subject to the Committee providing that all or a portion of any such amount may be paid in Shares.

Article 10
Termination of Employment or Services as a Participant

     10.1. Termination of Employment or Service Other Than Due to Death, Disability, Cause or Retirement. Subject to Section 10.4 below, if the employment or service of a Participant shall terminate for any reason other than death, Disability, Cause or Retirement :

          (a) Each vested Option held by the Participant may be exercised on or before the earlier of (i) the expiration date of the Option or (ii) a period of 90 days following the date of termination, except for a Resignation where such period shall be 30 days following the date of termination. Any Option that is unvested as of the date of termination that is held by the Participant shall be immediately cancelled and terminated;

          (b) Any unvested shares of Restricted Stock, still subject to restrictions as of the date of such termination, shall automatically be forfeited and returned to the Company or cancelled, as applicable;

          (c) All Performance Shares shall be forfeited and no payment shall be made with respect thereto; and

          (d) No amounts shall be earned or payable under any Annual Incentive Award, except as may be otherwise determined by the Committee.

     10.2. Termination Due to Death, Disability or Retirement. Subject to Section 10.4 below, in the event the employment or service of a Participant is terminated by reason of death, Disability or Retirement:

          (a) Each Option held by the Participant (whether or not exercisable prior to the date of termination) may be exercised on or before the earlier of (i) the expiration date of the Option or (ii) one year following the date of termination due to death, Disability or Retirement;

          (b) Any remaining Period of Restriction applicable to Restricted Stock, where vesting is not conditioned upon the achievement of Performance Goals, shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable;

          (c) Each Restricted Stock Award where vesting is conditioned upon the achievement of Performance Goals and each Performance Share Award held by the Participant shall be deemed earned on a prorated basis based on the Participant’s number of full months of service during the Performance Period and the achievement of the Performance Goals during the Performance Period, as determined by the Committee. The Period of Restriction applicable to each such Restricted Stock Award shall terminate and such Shares of Restricted Stock shall become free of restrictions and be freely transferable when the Period of Restriction applicable to Participants who did not terminate service during the Performance Period terminates, and each such Performance Share Award shall be settled at the time payments of Shares are made to Participants who did not terminate service during the Performance Period; and

          (d) No amounts shall be earned or payable under any Annual Incentive Award, except as may be otherwise determined by the Committee.

     10.3. Termination for Cause. Subject to Section 10.4, in the event of a Termination of Employment of a Participant by the Company for Cause, any Awards then held by a Participant shall be immediately forfeited by the Participant and cancelled.

     10.4. Effect of Termination of Employment or Service. The consequences on each Award held by a Participant in the event of Termination of Employment shall be as determined by the Committee and set forth in the applicable Award Agreement and any amendment or modification thereof, which consequences may differ from the provisions of Sections 10.1, 10.2 and 10.3 above. To the extent the applicable Award Agreement or an amendment or modification thereof does not expressly provide for such disposition, the disposition of the Award shall be determined in accordance with Sections 10.1, 10.2 or 10.3.

Article 11
Change in Control

     11.1. Stock-Based Awards. Notwithstanding any other provisions of the Plan, and except as otherwise provided in the Award Agreement, in the event of a Change in Control, any Options outstanding which are not then exercisable and vested shall become fully exercisable and vested, the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable.

     11.2. Performance-Based Awards. Notwithstanding any other provisions of the Plan, and except as otherwise provided in the Award Agreement, in the event of a Change in Control, all Awards granted under this Plan which are subject to Performance Goals shall be immediately paid out, including Performance Shares. The amount of the payout shall be based on the extent, as determined by the Committee, to which Performance Goals, established for the Performance Period then in progress have been met up through the end of the month immediately preceding the effective date of the Change in Control. Notwithstanding the foregoing, no amounts shall be earned or payable under any Annual Incentive Award, except as may be otherwise determined by the Committee.

     11.3 Special Change in Control Post-Termination Exercise Rights. Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, upon the Termination of Employment of a Participant by the Company or an Affiliate, other than for Cause, during the one-year period following a Change in Control, any Option held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Employment may thereafter be exercised, until the earlier of (i) the expiration date of such Option, or (ii) one year after the date of such Termination of Employment.

Article 12
Amendment, Modification, Substitution and Termination

     12.1. Amendment, Modification and Termination of Plan. The Board may terminate the Plan or any portion thereof at any time, and may amend or modify the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that, after the stockholders of the Company have approved this Plan, the Board shall not amend this Plan without approval of (a) the Company’s stockholders to the extent applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, requires stockholder approval of the amendment, and (b) a Participant who is affected by such amendment if the amendment would materially and adversely affect the Participant’s rights or obligations under any Award granted prior to the date of the amendment.

     12.2. Amendment or Modification of Awards. Subject to the terms and conditions of this Plan, the Committee may amend or modify the terms of any outstanding Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such Award as so modified or amended, including to change the date or dates as of which Awards may be exercised, to remove the restrictions on Awards, or to modify the manner in which Awards are determined and paid; provided, that no amendment or modification of an Award shall, without the consent of the Participant, materially and adversely alter or impair any of the Participant’s rights or obligations under the Award.

     12.3. Substitution of Awards. Anything contained herein to the contrary notwithstanding, Awards may, in the Committee’s discretion, be granted under this Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Substitute Awards granted hereunder shall not be counted toward the Share limit imposed by Section 4.1, except to the extent the Committee determines that counting such Awards is required for Awards granted hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

     12.4. Effect on Outstanding Awards. No such amendment, modification or termination of the Plan pursuant to Section 12.1 above, amendment or modification of an Award pursuant to Section 12.2 above, or substitution of awards pursuant to Section 12.3 above shall materially adversely alter or impair any outstanding Awards without the consent of the Participant affected thereby.

Article 13
Foreign Employees

     Without amendment of the Plan, the Committee may grant Awards to Eligible Persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in the Plan as may in the judgement of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan. The Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or any of its Affiliates operates or has employees.

Article 14
Stockholder Approval

     The Plan, and any amendments hereto requiring stockholder approval pursuant to Article 12, are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board.

Article 15
Withholding

     Notwithstanding any other provision of this Plan to the contrary, the Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of applicable federal, state, local and foreign tax withholding requirements (including the Participant’s FICA obligation), and the Company and any of its Affiliates shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any of its Affiliates, an amount sufficient to satisfy such federal, state, local and foreign taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock. To the extent provided in the applicable Award Agreement and in accordance with such rules as the Committee may prescribe, a Participant may satisfy any withholding tax requirements by one or any combination of the following means: tendering a cash payment; authorizing the Company to withhold Shares otherwise issuable to the Participant; or delivering to the Company Previously-Acquired Shares.

Article 16
General Provisions.

     16.1. The establishment of this Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan. Except as expressly provided in this Plan, neither the Company nor any of its Affiliates shall be required or be liable to make any payment under the Plan. Participation in this Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

     16.2. Neither the adoption of this Plan nor its submission to the Company’s stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under this Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.

     16.3. The interests of any Eligible Person under this Plan or Awards granted hereunder are not subject to the claims of creditors and may not, in any way, be transferred, assigned, alienated or encumbered, except to the extent provided in an Award Agreement.

     16.4. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

     16.5. Except as otherwise provided under the Plan, a Participant or beneficiary thereof shall have no rights as a holder of Shares with respect to Awards hereunder, unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

     16.6. This Plan shall be governed, construed and administered in accordance with the laws of the State of New York without giving effect to the conflict of laws principles. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

     16.7. The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that the person is acquiring the Shares without a view to distribution thereof. The certificates for the Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, the New York Stock Exchange (or such other stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted), and any applicable federal or state securities laws. The Committee may place a legend or legends on certificates for Shares to make appropriate reference to the restrictions.

     16.8. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under this Plan, or record any person as a holder of record of Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies the Committee deems necessary, and without complying to the Board’s or Committee’s complete satisfaction, with all rules and regulations, under federal, state or local law the Committee deems applicable.

     16.9. To the extent that this Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of the New York Stock Exchange (or such other stock exchange or automated dealer quotation system on which the Shares are traded). No fractional Shares shall be issued or delivered pursuant to this Plan or any award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be rounded down, forfeited or otherwise eliminated.

     16.10. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

     16.11. It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

     16.12. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.

     16.13. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the employment of any employee at any time.

APPENDIX A

“Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Appendix A, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition of between 20% and 40%, inclusive, of the Outstanding Company Common Stock or the Outstanding Company Voting Securities if the Board approves such acquisition either prior to or immediately after its occurrence, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (v) any acquisition by any corporation pursuant to a transaction that complies with clause (c)(A), (c)(B) and (c)(C) of this Appendix A; or

     (b) Any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

     (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     Notwithstanding anything to the contrary herein, a divestiture or spin-off of an Affiliate of the Company shall not by itself constitute a “Change in Control.”

PROXY

M&T BANK CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
April 19, 2005
11:00 a.m. (EDT)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel J. Canzoniero, Scott S. Meuser and Richard B. Phelps III as Proxies and authorizes said Proxies, or any one of them, to represent and to vote all of the shares of common stock of M&T Bank Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 19, 2005 and any adjournments thereof (i) as designated on the items set forth on the reverse side and (ii) at the discretion of said Proxies, or any one of them, on such other matters as may properly come before the meeting.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the reverse side)

FOLD AND DETACH HERE

M&T BANK CORPORATION — ANNUAL MEETING, APRIL 19, 2005

YOUR VOTE IS IMPORTANT!

Proxy materials are available online at:
https://www.proxyvotenow.com/mtb
http://ir.mandtbank.com
You can vote in one of three ways:

1.	Call toll free 1-888-216-1320 on a Touch-Tone Phone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/mtb or http://ir.mandtbank.com and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

The Board of Directors of M&T Bank Corporation recommends a vote “FOR” the following proposals.

Please mark as indicated in this example	☑

1. ELECTION OF DIRECTORS.		Withhold	For All
	For	All	Except
Nominees:
(1) William F. Allyn, (2) Brent D. Baird,	☐	☐	☐
(3) Robert J. Bennett, (4) C. Angela Bontempo,
(5) Robert T. Brady, (6) Emerson L. Brumback,
(7) Michael D. Buckley, (8) Patrick J. Callan, (9) R. Carlos Carballada,
(10) T. Jefferson Cunningham III, (11) Richard E. Garman,
(12) Derek C. Hathaway, (13) Daniel R. Hawbaker,
(14) Patrick W.E. Hodgson, (15) Gary Kennedy, (16) Richard G. King,
(17) Reginald B. Newman, II, (18) Jorge G. Pereira, (19) Michael P. Pinto,
(20) Robert E. Sadler, Jr., (21) Eugene J. Sheehy, (22) Stephen G. Sheetz,
(23) Herbert L. Washington, (24) Robert G. Wilmers

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

Please be sure to date and sign this proxy in the box below.

Date:

     Sign in box above:

		For	Against	Abstain
2.	TO APPROVE THE M&T BANK CORPORATION 2005 INCENTIVE COMPENSATION PLAN DESCRIBED IN THE PROXY STATEMENT.	☐	☐	☐

		For	Against	Abstain
3.	TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT PUBLIC ACCOUNTANT OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2005.	☐	☐	☐

IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ALL PROPOSALS.

Mark here if you plan to attend the meeting.	☐

Mark here to sign up for future electronic delivery of Annual Reports and Proxy Statements.	☐

Mark here for address change and note change below.	☐

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, write in the full corporate or partnership name and have the President or other authorized officer sign. If shares are held jointly, each holder should sign, but only one signature is required.

+

XXX IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW            XXX

+

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 am, April 19, 2005. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

anytime prior to
3 am, April 19, 2005
Call Toll Free on a Touch-Tone Phone.

1-888-216-1320

Vote by Internet

anytime prior to
3 am, April 19, 2005, go to
https://www.proxyvotenow.com/mtb
or
http://ir.mandtbank.com

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ONLINE PROXY MATERIALS:

Access at https://www.proxyvotenow.com/mtb
or http://ir.mandtbank.com

Your vote is important!